Registration No. 333-129641

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
--------------------
FORM F-1/A-11
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
--------------------
LOCATE TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Province of Alberta, Canada	4899
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)

3124 Parsons Road
Edmonton, Alberta
Canada   T6N 1L6
(Address of principal executive offices, including Postal Code)

Registrant’s area code and telephone number:                                                                           (780) 408-2569

The Law Office of
Conrad C. Lysiak, P.S.
601 West First Avenue, Suite 903
Spokane, Washington 99201
(509) 624-1475
(Name, address, including zip code, and telephone number, including area code, of agent of service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act of 1933, check the following box. [   ]

CALCULATION OF REGISTRATION FEE

			Proposed
		Proposed	Maximum
Title of Each Class of	Amount to Be	Offering Price	Aggregate	Amount of
Securities to Be Registered	Registered	per Share [1]	Offering Price	Registration Fee

Common stock without par value to be sold by the Company	500,000	$1.00	$500,000	$63.35

Common stock, without par value, to be sold by Selling Shareholders	13,949,830	$1.00	$13,949,830	$1,434.56

Total	14,449,830	$1.00	$14,449,830	$1,497.91

[1]	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a).

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

LOCATE TECHNOLOGIES INC.
500,000 SHARES OF COMMON STOCK AND
13,949,830 SHARES BEING SOLD BY SELLING SHAREHOLDERS

This is an initial public offering of common shares of Locate Technologies Inc. 500,000 shares of common stock are being sold by us and 13,949,830 shares are being sold by Selling Shareholders.

Prior to this offering, there has been no public market for the common shares.  We intend to seek a quotation of the Bulletin Board operated by the Financial Industry Regulatory Authority (FINRA). We do not have any arrangements with market makers to make a market in our common shares.   The public offering price per share of the 500,000 shares we are offering and the 1,171,292 shares offered by Ken Smelquist, our vice president; the 2,000,000 shares offered by Optimum Instruments, Inc., a corporation owned and controlled by Mr. Smelquist; and, the 4,500,000 shares offered by 706166 Alberta Ltd., a corporation owned and controlled by our president, Lorne Drever, will be $1.00 during the duration of this offering.   Mr. Smelquist, Mr. Drever, Optimum Instruments, Inc. and 706166 Alberta Ltd. are deemed underwriters in this offering .  The remaining 6,278,538 shares, being offered by additional existing shareholders, will be sold at $1.00 per share until a market develops for our shares of common stock on the Bulletin Board operated by the Financial Industry Regulatory Authority.

See Risk Factors beginning on page 11 to read about factors you should consider before buying common shares.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Shares	Gross		Proceeds after
(in US$)	Offered	Proceeds	Expenses	Expenses
Shares offered by us	500,000	$500,000	$75,000	$425,000
Shares offered by Shareholders	13,949,830	$13,949,830	$0	$13,949,830

Our offering of 500,000 shares of common stock is being made in a direct public offering, without any involvement of broker-dealers, at US$1.00 per common share for proceeds of USD$500,000, on an all or nothing basis. If we do not sell all 500,000 shares of common stock being offered within six months of the effective date of our registration statement, we will promptly return all funds to investors.  We will not receive any of the proceeds from the sale of the shares sold by the selling shareholders, and all shares of common stock being offered by us are for a period of six months from the date of effectiveness of our Registration Statement.

All funds received by the Company from this prospectus will be placed in a bank account in the Company’s name.  For further information regarding our banking information, refer to the subsection entitled “The Offering” .

Prospectus dated _________________.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS PROSPECTUS MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

PROSPECTUS SUMMARY

The following summary highlights, should be read in conjunction with the more detailed information contained elsewhere in this prospectus. You should read carefully the entire document, including our financial statements and related notes, to understand our business, our common shares, and the other considerations that are important to your decision to invest in our common shares. You should pay special attention to the Risk Factors section.

The phrase ‘fiscal year’ refers to the twelve months ended December 31 of the relevant year.  All amounts noted in this document are stated in Canadian dollars, unless otherwise indicated.  All financial information with respect to us has been prepared in accordance with generally accepted accounting principles in the United States, unless otherwise indicated.

Locate Technologies Inc.

We were incorporated pursuant to the Alberta Business Corporations Act on May 30, 2000. We are in the business of providing proprietary wireless technology to various automatic meter reading (AMR) markets and are based in Edmonton, Alberta.

We have developed an automatic meter reading system that includes a proprietary system employing specialized hardware, firmware and software that will allow for residential and commercial applications.  The Aspire Series product line is a snap-on wireless device which is compatible with nearly all meters currently on the market.  The Aspire Series is designed for use by utility companies and energy service providers to assist in the real-time, comprehensive, low-cost remote reading of electric energy meters in residential and commercial & industrial structures and the transmission of that data on a frequent basis to a centralized location via a wireless connection where the data can be accessed immediately, archived and further used by utility companies and energy service providers for billing purposes, energy usage tracking, energy consumption management and power quality.

We have also developed a system for Static-to-Dynamic IP address resolution. An IP address is a numeric address that is given to a device connected to the Internet so that it can be connected to just as phone numbers are given to cell phones. For dynamic IP addresses the device is assigned an IP address by the Internet Service Provider (ISP) when the device goes online. This IP address might be the same number each time a user logs on (called a Static IP), or it might be an address that is newly assigned each time the user connects (called a Dynamic IP). If the user is contacting the device, a static IP is required. For example, the data collection software used by power utilities, need to know the current IP address of the device to make a connection. With Dynamically allocated IP address the data collection software does not know what IP the device has. The new digital networks with limited IP address work on a dynamic IP basis. A Static-to-Dynamic IP resolution system is required to contact the devices. Locate Technologies has resolved this situation by getting the remote device to check into a common server that the data collection software can also call into. When the data collection software call into this intermediate server the current dynamic IP for the device is used to connect the call. Static-to-Dynamic IP is a major problem that is facing digital networks that have industrial customers which have stationary Aread@ sites. A piece of equipment that has digital ID no longer has a “number” assigned, but rather is assigned a number only when connecting. The host or enterprise software needs to know that number is before it can contact the device. We have provided both industry and the networks a “fix” to this very immediate problem. DART (Dynamic Addressing Resolution Technology) is a proprietary process which provides an end-to-end communication solution for both the networks and the end user. DART is a method for bridging the Dynamic address to a static DART server address. It works like this: The device reports the assigned dynamic IP address whenever it changes via a packet to the DART server. The Host software only has to know the Static address of the DART server and at what port the device was assigned at time of deployment. When the host data collection software connects to the DART server at this port the data is forwarded to the Dynamic IP reported in. DART server can run on the same computer as the data collection software is running on.

Operations

We are an operating company that has been generating sales of our wireless internet solutions since 2002.  For the years ended December 31, 2009, 2008 and 2007, we generated sales revenue of $892,666, $260,788, and $403,262, respectively.  During the year ended December 31, 2009, we recorded an operating profit of $5,638 compared with operating losses of $441,248 and $211,088 for the years ended December 31, 2008 and 2007.   Factoring in all operating and other expenses, we incurred net losses of $21,139, $526,208, and $247,093 during the years ended December 31, 2009, 2008, and 2007 respectively .  As at December 31, 2009, we have a working capital deficit of $60,535 and an accumulated deficit of $3,790,231.  Despite our sales level, we are currently unable to recover our overhead costs and will require additional financing to sustain operations or increase our sales volume.  As such, our auditors have issued a going concern opinion which means that there is substantial doubt about our ability to continue in business.

Our officers and directors have represented to us that they will loan or advance additional capital, if and when it is needed, to maintain our operations during the next twelve months.

Our officers and directors will each only spend 20 hours per week on our operations; however, we do have two full time employees.

             Our auditors have expressed substantial doubt regarding our ability to continue as a going concern given the fact that we have incurred net losses since our inception, and that we have a working capital deficit .

Corporate Information

We were incorporated under the laws of the Province of Alberta on May 30, 2000.

We have no subsidiary corporations.

Trademarks and Trade Names

             All trademarks and trade names referred to in this prospectus are the property of their respective owners .

The Offering

Common shares offered
500,000 shares of our common stock, which will represent 3.46% of the total shares outstanding after the prospectus, and selling shareholders are selling an additional 13,949,830 shares which constitute 96.54% of the total shares outstanding after the offering .

Common shares to be outstanding after the offering	14,449,830 shares
Estimated initial public offering price	$1.00 per share.
Use of proceeds	The net proceeds to us from the offering, after deducting estimated expenses, are expected to be $425,000 and will be used for the following:
	*	product development ($50,000)
	*	market development ($100,000)
	*	working capital ($275,000)

Our offering of 500,000 shares is being made in a direct public offering, without any involvement broker-dealers, $500,000 all or nothing basis.  The offering price is $1.00 per share.  Subject to receipt of $500,000, the funds received from subscribers will be used by us as set forth in the Use of Proceeds section of this prospectus.  We may only use funds received in this offering if we are successful in selling 500,000 shares of our common stock at $1.00 per share to non-affiliates during the offering period.

Funds from this offering will be placed in a separate bank account at Canadian Western Bank at 2142 99th Street, Edmonton, Alberta, Canada T6N 1L2. Its telephone number is (780) 988-8607.  The funds will be maintained in the separate bank until we receive $500,000 at which time we will remove those funds and use the same as set forth in the Use of Proceeds section of this prospectus. This account is not an escrow, trust or similar account.  If we have not sold the 500,000 shares and raised the $500,000 within 270 days of the effective date of our registration statement, all funds will be promptly returned to you without a deduction of any kind.  However, future actions by creditors in the subscription period could preclude or delay us in refunding your money.  During the 270 day period, no funds will be returned to you. You will only receive a refund of your subscription if we do not raise the $500,000 within the 270 day period referred to above.  Any interest earned on funds you use to purchase the shares will be retained by us even if we return the funds to you.  We reserve the right to terminate the offering at any time in our sole discretion.  Sold securities are deemed securities which have been paid for with collected funds prior to expiration of 270 day period.  Collected funds are deemed funds that have been paid by the drawee bank. Lorne Drever, one of our officers and directors, will make the determination regarding whether the offering conditions are satisfied.  There are no finders involved in our distribution.

Your funds will not be placed in an escrow or trust account.  Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws.  If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you.  If that happens, you may lose your investment and your funds will be used to pay creditors.  Further, officers and directors will have the power to appropriate the $500,000 we raise.  As such, they could withdraw and misappropriate the funds without your knowledge.

Cease Trade Order

The New Brunswick Securities Commission and the Alberta Securities Commission have issued permanent cease trade orders with respect to our securities.  The British Columbia Securities Commission has issued a cease trade order against our President.  Although the cease trade orders do not directly affect our operations, they do limit our ability to fund our business which may adversely affect our business and they may adversely affect our corporate image, which may affect our dealings with customers and suppliers.

As a result, the Company has offered, to certain subscribers, the right to rescind their subscriptions and to receive a refund of their subscription amounts.  To exercise this rescission right subscribers are required to complete and sign an election form and return it to the Company.  Subscribers may notify the Corporation that they are not electing to exercise their right of rescission, in which case they will be issued shares of the Company in accordance with their subscription.  Those subscribers that do not exercise the right of rescission within the allocated period of time will be deemed to have rejected the rescission offer and will be issued Shares of the Corporation in accordance with their subscriptions.

Conflict of Interest

Concurrently with the sale of shares by our selling shareholders, we are offering 500,000 shares of common stock to the public at an offering price of $1.00 per share.  The percentage of the total outstanding common stock being offered by the selling shareholders is 100.00%.   A total of 1,171,292 shares are offered by Ken Smelquist, our vice president, 2,000,000 shares by Optimum Instruments, Inc., a corporation owned and controlled by Mr. Smelquist, and, 4,500,000 shares offered by 706166 Alberta Ltd., a corporation owned and controlled by our president, Lorne Drever.  Mr. Smelquist, Mr. Drever, Optimum Instruments, Inc., and 706166 Alberta Ltd. are deemed underwriters in this offering .  Their shares will be sold only at an offering price of $1.00 during the duration of this offering.  The remaining 6,278,538 will be sold at $1.00 per share until a market develops for our shares of common stock on the Bulletin Board operated by the Financial Industry Regulatory Authority.  After a market develops on the Bulletin Board, the offering price of the 6,278,538 shares will be sold at the market price.

Our offering of 500,000 shares of common stock is being made in a direct public offering, without any involvement of broker-dealers, USD$500,000 all or nothing basis.  Of the shares being sold by shareholders, 7,671,292 are being offered by our officers, directors and affiliates for USD$7,671,292. The remaining 6,278,538 shares are being offered by unaffiliated third parties for USD$6,278,538, or in the event that a market develops on the Bulletin Board, at the market price.  Only the 6,278,583 shares being offered by the unaffiliated third parties can be sold at the market price.  All other shares may only be sold for $1.00 per share. We will not receive any of the proceeds from the sale of the shares sold by the selling shareholders.  Our officers and directors and their affiliates have orally agreed not to sell their shares pursuant to this registration statement until we have completed the sale of our 500,000 shares of common stock.  While our officers and directors and their affiliates have agreed not to sell their shares until we have sold our 500,000 shares, the remaining selling shareholders who own 6,278,583 shares have not agreed to so refrain from selling.  The sale of shares by the selling shareholders may prevent us from selling our 500,000 shares of common stock and may prevent us from raising the $500,000.  This conflict may have an adverse affect upon us in that we may not be able to raise our $500,000.

Risk factors

For a discussion of risks relating to this offering, see Risk Factors.

Summary Financial and Other Data

We derived the following summary financial and other data from more detailed information and financial statements and related notes appearing elsewhere in this prospectus. You should read the following information in conjunction with Selected Financial and Other Data, Management’s Discussion and Analysis of Financial Condition and Results of Operations, and the consolidated financial statements and related notes which are included elsewhere in this prospectus. Our financial statements are prepared in accordance with generally accepted accounting principles in the United States.

	For the Years Ended December 31,
	2009	2008	2007	2006	2005
	$	$	$	$	$
	(audited)	(audited)	(audited)	(audited)	(audited)
Balance Sheet
Total Assets	133,729	271,747	421,612	202,664	205,732
Total Liabilities	185,146	288,122	240,485	219,375	615,038
Stockholders’ Deficit	(51,417)	(16,375)	181,127	(16,711)	(490,732)

Income Statement
Revenues	892,666	260,788	403,262	426,155	778,533
Cost of Sales	349,532	168,455	133,289	88,701	223,031
Gross Margin	543,134	92,333	269,973	337,454	555,502
Total Operating Expenses	537,496	533,581	481,061	458,024	776,290
Net Loss	(21,139)	(526,208)	(247,093)	(154,384)	(257,097)

RISK FACTORS

Any investment in our common shares involves a high degree of risk. You should consider carefully the following information about these risks, together with the other information contained in this prospectus, before you decide to purchase our common shares. If any of the following risks occurs, our business, results of operations and financial condition would likely suffer. In these circumstances, the market price of our common shares could decline, and you may lose all or part of the money you paid to purchase our common shares.

Risks associated with our company:

1.  Our auditors have issued a going concern opinion.  Our auditors have issued a going concern opinion.  This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months.

             2.  Because we have had losses in the past, there is no assurance our operations will result in profitable revenues .   If we cannot generate sufficient revenues to operate profitably, we will cease operations.   We were incorporated in May 30, 2000 and an evaluation of our future success or failure can be made in the success or failure of the Aspire Series product line .  Our net loss since inception is $3,790,231.  Our ability to achieve and maintain profitability and positive cash flow is dependent upon

*	our ability to locate customers who will purchase our products
*	our ability to generate revenues

Based upon current plans, we expect to generate a gross profit of approximately $48,000 during the next twelve months.  This will happen because we believe our revenues will exceed our cost of operations for the twelve months following the completion of this offering. We cannot guarantee that we will generate sufficient revenues to operate profitably. Failure to generate sufficient revenues to operate profitably will cause us to cease operations and go out of business.

3.  Because our officers and directors will only be devoting limited time to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of operations.  This activity could prevent us from attracting advertisers and result in a lack of revenues which will cause us to go out of business.  Our officers and directors will only be devoting limited time to our operations. Lorne Drever, our president will be devoting approximately 20 hours per week to our operations; and, Ken Smelquist, our secretary and treasurer will be devoting 20 hours per week to our operations.  Because our officers and directors will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to our officers and directors.  This activity is not conducive to operating a successful business and could result in an unwillingness of customers to transact business with us.  As a result, we may not be able to generate sufficient revenues to stay in business.

4.  We require additional funding since we expect a negative operating cash flow over the next 12 months.  We expect to experience negative operating cash flow for the foreseeable future as a result of significant expenses until we generate self-sustaining revenues.  We anticipate that our cash needs over the next twelve months to include our normal operating costs in addition to a further $45,000 to accommodate further research and development for the development of an internal modem for direct insertion into a meter cavity in our Aspire product line .  Accordingly, we will need to raise additional funds in the short-term in order to fund our business plan. We will need to raise the funds by offering and selling equity securities or convertible debt securities, which will cause the percentage of ownership of our shareholders to be reduced.  If we are unable to raise the required funds, we will continue to sell our current products and if we fail to obtain sufficient cash flow to continue operations, we will be forced to cease our operations .

5.  Future issuance of debt may contain contractual restrictions that may curtail implementation of our business plan.  We do not have any contractual restrictions limiting our ability to incur debt. Any significant indebtedness, however, could restrict our ability to fully implement our business plan. If we are unable to repay the debt, we could be forced to cease operating.

6.  We may not achieve the customer base necessary to become or remain profitable, which decreases the value of our stock.  The automatic meter reading industry is highly competitive. Most of our competitors have significantly greater financial, technical, product development and marketing resources than us. Many of our competitors have substantial installed customer bases and the ability to fund significant production and marketing efforts. There can be no assurance that future competition will not have a material adverse effect on our results of operations, financial condition or business. For further discussion, see competition under the section of this prospectus entitled “Description of Business” below.

7.  We may be unable to protect our intellectual property, trade secrets and know-how which may directly affect the amount of revenue we generate.  We depend heavily on our intellectual property and we dependent on our ability to maintain the confidentiality of our technology. Although we intend to employ various methods to protect our  intellectual property and trade secrets, there can be no assurance that we will be able to maintain the confidentiality of any of our proprietary technologies, know-how or trade secrets, or that others will not independently develop substantially equivalent technology.  As a result, our technology may be used by our competitors, which will reduce our potential revenues.

8.  Our licenses may not give us adequate protection which may adversely affect our revenues.  The Aspire Series product line was invented by Ken Smelquist, our Vice President of Technology and is owned by Optimum Instruments Inc., an Alberta corporation owned and controlled by Mr. Smelquist.  Optimum Instruments Inc. granted us an exclusive worldwide license to manufacture, develop, market and sublicense the product line in the world in consideration of 2,000,000 shares of common stock.   The license expired on March 31, 2006 but has been renewed through March 31, 2014 for no further consideration paid by us .  As a result, products using a similar technology could be sold by our competitors, thereby reducing our revenues.

9. The New Brunswick Securities Commission (“NBSC”) and Alberta Securities Commission (“ASC”) have issued a cease trading order against us and the British Columbia Securities Commission (“BCSC”) has issued a cease trading order against our President, Lorne Drever.  The NBSC and ASC have issued cease trading orders against us and the BCSC has issued a cease trading order against our President, Lorne Drever. These orders adversely affect our corporate image and prevent us from relying upon exemptions from registration in New Brunswick, Alberta and British Columbia.

             10. As a direct result of the orders entered against us we have offered to repurchase securities sold in New Brunswick and Alberta which could have an adverse affect upon us.  By way of a Notice of Hearing dated September 14, 2007 the New Brunswick Securities Commission (“NBSC”) initiated proceedings against Locate Technologies Inc. (“Locate”), Lorne Drever, 706166 Alberta Ltd. (“706”), Tubtron Controls Corp. (“Tubtron”), Bradley Corporate Services Ltd., Harry Niles, Michael Cody and Donald Nason.  The Notice of Hearing related to allegations that the respondents had traded in securities of Locate and Tubtron to residents of New Brunswick from 2002 to 2007 without being registered to do so and without having filed a prospects.  On October 15, 2007, Locate, 706, Tubtron and Mr. Drever consented to an interim cease trade order pending a hearing by the NBSC.  Those proceedings resulted in Locate, 706, Tubtron and Mr. Drever entering into a Settlement Agreement dated August 13, 2008 which was accepted by way of an order of the NBSC dated August 25, 2008.  In the Settlement Agreement Locate and Tubtron agreed to offer rights of rescission to certain subscribers for their shares resident in New Brunswick. The Settlement Agreement acknowledged the following securities violations :

a)	trading in securities while not registered to do so.
b)	trading in securities without having filed a prospectus.
c)	engaging in acts in furtherance of trading in securities while not registered to do so.
d)	Violating court orders with respect to securities trading.
e)	Making untrue and misleading statements to the staff of the NBSC.

The order issued by the NBSC provided, among other things, that except as necessary to permit the offer and exercise of a right of rescission to certain subscribers:

a)
Lorne Drever be permanently barred from trading in securities in the Province of New Brunswick and from acting as a director or officer of any issuer engaging in securities related activities in New Brunswick;

b)	Locate be permanently barred from issuing securities to residents of New Brunswick and denied Locate the use of any exemptions available under New Brunswick securities laws;
c)	706 be permanently barred from issuing any securities to residents of New Brunswick or using any exemptions available under New Brunswick securities laws;
d)	monetary administrative penalties be imposed on the above named respondents.

By way of an offer dated July ____, 2010, accompanied by a Rescission Circular distributed to the subscribers, Locate offered rescission rights to persons that had subscribed for a total of 1,168,521 Shares of Locate (all of which are selling shareholders).  The rescission offer expired August 9, 2010, and was accepted by 29 subscribers with respect to subscriptions for 160,361 Shares and proceeds in the aggregate amount of $406,400 (Canadian) and $15,000 (USD).

The proceedings against the other respondents (Bradley Corporate Services Ltd., Harry Niles, Michael Cody and Donald Nason) were dealt with separately and independently of Locate, Tubtron, 706 and Mr. Drever.

Under its authority to issue a reciprocal enforcement order, on March 17, 2008 the Alberta Securities Commission (“ASC”) issued a Notice of Hearing, naming  Locate, Lorne Drever, 706 and Tubtron as respondents, seeking to issue a reciprocal cease trade order in the Province of Alberta.   Following an interim order (consented to by the respondents) the ASC issued a final order on November 5, 2008 that, among other things, except as necessary to permit the offer and exercise of a right of rescission offered to certain subscribers, ordered that:

a)	Locate, Tubtron and 706 must permanently cease trading that would involve their issuing securities;
b)	all of the exemptions contained in Alberta securities laws do not apply to Locate, Tubtron and 706, permanently; and
c)	Lorne Drever must permanently cease trading in any securities.

On December 9, 2008, the British Columbia Securities Commission applied for a reciprocal enforcement order against Mr. Drever and on January 22, 2009, issued an order that Lorne Drever permanently:

a)	cease trading in, and is prohibited from purchasing securities and exchange contracts in the Province of British Columbia,
b)	resign any position he holds as, and is prohibited from becoming or acting as, a director or officer of any issuer, registrant or investment fund manager,
c)	is prohibited from becoming or acting as a registrant, investment fund manager or promoter,
d)	is prohibited from acting in a management or consultative capacity in connection with activities in the securities market, and
e)	is prohibited from engaging in investor relations activities, in the Province of British Columbia.

Recently, on August 16, 2010, the Ontario Securities Commission issued a Notice of Hearing seeking a reciprocal order in the Province of Ontario.  This Notice of Hearing named as respondents Locate, Lorne Drever, 706, Tubtron, Bradley Corporate Services Ltd., Harry Niles, Michael Cody and Donald Nason.  An initial hearing is scheduled for September 13, 2010, at which it is expected that a date for a full hearing will be set.  At the present time no order has been issued by the Ontario Securities Commission .

The NBSC order was issued as a result of admitted violations of securities laws in the Province of New Brunswick, as described above.  The orders issued in the other jurisdictions were issued on a “reciprocal” basis, on the authority granted to the applicable regulatory authority to issue a cease trade order where an order imposing sanctions or conditions has previously been issued by another securities regulatory authority.

The orders of the various securities commissions have effect only in each applicable jurisdiction and do not have extra-jurisdictional effect.  However, as Locate is an Alberta Corporation, the ASC order prohibiting it from issuing securities effectively prohibits it from issuing securities in any jurisdiction.  While these orders prohibit the issuance of securities by Locate, they do not prohibit the trading of the securities of Locate generally, and do not restrict the resale of existing shares, or other securities, of Locate (except to the extent that the shareholder is the subject of a cease trade order).  As a result, the orders do not have any effect on the ability of selling shareholders to sell their Shares, except for those that are the subject of cease trade orders (including Mr. Drever and 706).

As a result, Locate will be restricted from issuing shares (or other securities) from its treasury (except in connection with the rescission right offered to subscribers), but the purchase and sale of shares of Locate (by other persons) is not restricted by these orders (unless they are themselves expressly subject to the order).  Locate (or any interested person) can make an application to vary, revoke or partially revoke any of these orders, but any such variation or revocation it at the discretion of the regulatory authority and there is no assurance that any such variation or revocation would be granted.

The foregoing all have a adverse affect upon us financially and upon our reputation in the business community .

11.  Because we do not have an escrow or trust account for your subscription, if  we file for bankruptcy protection or are forced into bankruptcy, or a creditor obtains a judgment against us and attaches the subscription, or our officers and directors misappropriate the funds for their own use, you will lose your investment.  Your funds will not be placed in an escrow or trust account.  Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws.  If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you.  Further, officers and directors will have the power to appropriate the $500,000 we raise.  As such, they could withdraw the funds without your knowledge for their own use.  If that happens, you will lose your investment and your funds will be used to pay creditors.   Our auditors have expressed substantial doubt regarding our ability to continue as a going concern given the fact that we have incurred net losses since our inception, and that we have a working capital deficit .

12.  Because we are competing with our selling shareholders for purchasers of our shares of common stock, we may not be able to find buyers for the 500,000 shares we are offering.  This could have an adverse affect on operations. Concurrently with the sale of shares by our selling shareholders, we are offering 500,000 shares of common stock to the public at an offering price of $1.00 per share.  The percentage of the total outstanding common stock being offered by the selling shareholders is 100.00%.  1,171,292 shares are offered by Ken Smelquist, our vice president; 2,000,000 shares are offered by Optimum Instruments, Inc., a corporation owned and controlled by Mr. Smelquist; and, 4,500,000 shares are offered by 706166 Alberta Ltd., a corporation owned and controlled by our president, Lorne Drever.  Mr. Smelquist, Mr. Drever, Optimum Instruments, Inc. and 706166 Alberta Ltd. are deemed underwriters in this offering .  Their shares will be sold only at an offering price of $1.00 during the duration of this offering.  The remaining 6,278,538 will be sold at $1.00 per share until a market develops for our shares of common stock on the Bulletin Board operated by the Financial Industry Regulatory Authority.  After a market develops on the Bulletin Board, the offering price of the 6,278,538 shares will be sold at the market price.

             Our offering of 500,000 shares of common stock is being made in a direct public offering at US$1.00 per share, without any involvement of broker-dealers, for proceeds of USD$500,000 on an all or nothing basis .  Our officers and directors and their affiliates have orally agreed not to sell their shares pursuant to this registration statement until we have completed the sale of our 500,000 shares of common stock.  While our officers and directors and their affiliates have agreed not to sell their shares until we have sold our 500,000 shares, the remaining selling shareholders who own 6,278,538 shares have not agreed to so refrain from selling.   As such, if the sale of the common shares by our shareholders results in a market price less than US$1.00 per common share, we may not be able to raise the US$500,000 from the sale of the 500,000 common shares.  Furthermore, if a suitable market is not available to purchase our shares, we may not be able to sell our 500,000 common shares.  In the event that we are unable to sell our common shares, we will return all proceeds to investors which may result in our inability to continue operations if we are unable to identify alternative sources of financing .

             13.  Because we transfer our own shares and do not use a registered stock transfer agent, we have no technical training or experience in transferring securities which may result in not taking into account standard stock transfer procedures. As a result, we may make errors in stock transfers which could cause us to loose a record of your ownership in our company.  We did not use a registered stock transfer agent.  We maintain our own records of transfers of our shares of common stock.  None of our officers and directors has technical training or experience in transferring securities.  As a result errors could occur in the transfer of securities.  This could cause us to lose a record of your ownership and/or delay the transfer of securities to you or from you.  As a result you could be damaged as a result of our inexperience and negligence .

             14.  Because we are authorized to issue an unlimited number of shares, your ownership interest could be infinitely diluted.  We are authorized to issue an unlimited number of shares of common stock.  As a result, your ownership interest could be diluted to an infinitely small number .

15.  Because there is no public trading market for our common stock, you may not be able to resell your stock.  There is currently no public trading market for our common stock.  Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares.  If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

16.  Because the SEC imposes additional sales practice requirements on brokers who deal in our shares which are penny stocks, some brokers may be unwilling to trade them.  This means that you may have difficulty reselling your shares and may cause the price of the shares to decline.  Our shares qualify as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell our securities in this offering or in the aftermarket.  For sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale to you.  Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares.  This could prevent you from reselling your shares and may cause the price of the shares to decline.

17.  Our issuance of additional shares may have the effect of diluting the interest of shareholders; our common stock shareholders do not have preemptive rights. Any additional issuances of common stock by us from our authorized but unissued shares may have the effect of diluting the percentage interest of existing shareholders. The securities issued to raise funds may have rights, preferences or privileges that are senior to those of the holders of our other securities, including our common stock. The board of directors has the power to issue such shares without shareholder approval. We fully intend to issue additional common shares in order to raise capital to fund our business operations and growth objectives.

18.  Shareholders may have little control over decision making due to concentration of ownership in the hands of management and directors.  Our officers and directors exercise control over 54.99% of our outstanding common stock.  As a result, other investors in our common stock may not have much influence on corporate decision making. In addition, the concentration of control over our common stock in our officers and directors could prevent a change in control.

19.  Limited liability of our executive officers and directors may discourage shareholders from bringing a lawsuit against them.  Our memorandum and articles of incorporation contain provisions that limit the liability of directors for monetary damages and provide for indemnification of officers and directors. These provisions may discourage shareholders from bringing a lawsuit against officers and directors for breaches of fiduciary duty and may also reduce the likelihood of derivative litigation against officers and directors even though such action, if successful, might otherwise have benefitted the shareholders. In addition, a shareholder’s investment in our company may be adversely affected to the extent that we pay costs of settlement and damage awards against officers or directors pursuant to the indemnification provisions of the bylaw. The impact on a shareholder’s investment in terms of the cost of defending a lawsuit may deter the shareholder from bringing suit against any of our officers or directors. We have been advised that the SEC takes the position that these article and bylaw provisions do not affect the liability of any director under applicable federal and state securities laws.

20.  Since we are a Canadian company and most of our assets and key personnel are located in Canada, you may not be able to enforce any United States judgment for claims you may bring against us, our assets, our key personnel or the experts named in this prospectus.  We have been organized under the laws of Canada. Many of our assets are located outside the United States. In addition, a majority of the members of our board of directors and our officers and the experts named in this prospectus are residents of countries other than the United States. As a result, it may be impossible for you to affect service of process within the United States upon us or these persons or to enforce against us or these persons any judgments in civil and commercial matters, including judgments under United States federal securities laws. In addition, a Canadian court may not permit you to bring an original action in Canada or to enforce in Canada a judgment of a U.S. court based upon civil liability provisions of U.S. federal securities laws.

21. Forward Looking Statements.  This prospectus contains forward-looking statements. We intend to identify forward-looking statements in this prospectus using words such as anticipates, will, believes, plans, expects, future, intends, or similar expressions. These statements are based on our beliefs as well as assumptions we made using information currently available to us. Because these statements reflect our current views concerning future events, these statements involve risks, uncertainties and assumptions. Actual future results may differ significantly from the results discussed in the forward-looking statements. Some, but not all, of the factors that may cause these differences include those discussed in the Risk Factors section. You should not place undue reliance on these forward-looking statements.

USE OF PROCEEDS

Our offering is being made in a direct public offering, without any involvement of broker-dealers, $500,000 all or nothing basis.  The table below sets forth the use of proceeds if all of the shares in this offering are sold.

100%
Gross proceeds	$500,000
Offering expenses	$75,000
Net proceeds	$425,000

The net proceeds will be used as follows:

Product development	$50,000(1)
Market development	$100,000(2)
Working capital	$275,000(3)

(1)	$50,000 will be used to further develop our Aspire Series product line.
(2)	$100,000 will be used to promote the marketing of our Aspire Series.
(3)	$275,000 will be used for working capital. Working capital expenditures include rent, marketing, costs of operating our office, and costs related to filing reports with the SEC.

DIVIDEND POLICY

We have never declared or paid any dividends on our capital stock. We intend to retain earnings, if any, to fund the operation and growth of our business and do not anticipate paying any cash dividends in the foreseeable future.

CAPITALIZATION

The following table sets forth our capitalization at December 31, 2009, on a historical basis and as adjusted to reflect the sale of the shares.  No proceeds from the sale of shares of common stock by Selling Shareholders will be received by us.

This table should be read in conjunction with the section entitled, Management’s Discussion and Analysis of Financial Condition and Results of Operations; our Financial Statements and Notes; and other financial and operating data included elsewhere in this prospectus.

		As Adjusted
		After Offering
	Actual	100%

Common Stock: unlimited authorized shares with no par value, issued and outstanding	13,949,830	14,449,830

TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	$(51,417)	$448,583

DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

             As of December 31, 2009, the net tangible book value of our shares of common stock was a deficit of $51,417 or approximately ($0.00) per share based upon 13,949,830 shares issued and outstanding.

Upon completion of this offering, the net tangible book value of the 14,449,830 shares to be outstanding will be a surplus of $448,583, or approximately $0.03 per share.  The net tangible book value of the shares held by our existing stockholders will be increased by $0.03 per share without any additional investment on their part. You will incur an immediate dilution from $1.00 per share to $0.03 per share .

After completion of this offering, you will own 3.46% of the total number of issued and outstanding common shares for which you will have made a cash investment of $500,000, or $1.00 per share. Our existing stockholders will own approximately 96.54% of the total number of issued and outstanding common shares.  They have made contributions of cash and/or services and/or other assets, totaling $3,524,912, or approximately $0.25 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders:

Net tangible book value per share before offering	$(0.00)
Potential gain to existing shareholders	$0.03
Net tangible book value per share after offering	$0.03
Increase to present stockholders in net tangible book value per share after offering	$0.03
Capital contributions	$3,524,912
Number of shares outstanding before the offering	13,949,830
Number of shares outstanding after the offering	14,449,830
Percentage of ownership by existing shareholders after offering	96.54%

Purchasers of Shares in this Offering

Price per share	$1.00
Dilution per share	$0.97
Capital contributions	$500,000
Number of shares after offering held by new subscribers	500,000
Percentage of ownership by new subscribers	3.46%

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

Note Regarding Forward-Looking Statements

The following discussion should be read in conjunction with Locate Technologies Inc. audited financial statements and notes thereto for the years ended December 31, 2009, 2008, and 2007, which have been prepared in accordance with generally accepted accounting principles (“GAAP”) in the United States and expressed in Canadian dollars.  Our financial condition and results of operations are not necessarily indicative of what may be expected in future years.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of any contingent liabilities at the financial statements date and reported amounts of revenue and expense during the reporting period.  On an on-going basis we review our estimates and assumptions.  Our estimates were based on our historical experience and other assumptions that we believe to be reasonable under the circumstances.  Actual results are likely to differ from those estimates under different assumptions or conditions, but we do not believe such differences will materially affect our financial position or results of operations.

Overview

We were incorporated pursuant to the Alberta Business Corporations Act on May 30, 2000.  Our principal business is the selling of our primary product, the Aspire, which is a wireless data communication device. We sell our proprietary (meaning that both the hardware and software that operates it were developed by the company) wireless technology to automatic meter reading (AMR) markets in the power utility industry and are based in Edmonton, Alberta.

We have developed an automatic meter reading device that has proprietary (meaning is not free or open source software as end-users generally do not have the ability to run the software for any purpose, study and modify the software, copy the software and provide it to third parties, or make and release improvements to the software) hardware, firmware (firmware is software that is embedded in a hardware device. It is often provided on flash ROMs or as a binary image file that can be uploaded onto existing hardware by a user) and software (external to the hardware used by computer operating system, system software helps run the device or hardware and computer system) that allows for residential and commercial collection of meter data. The Aspire 400 Series product line is a snap-on (installs onto a meter without any reconfiguration to the meter) wireless device which is compatible with nearly all power meters currently on the market. The Aspire 400 Series is designed for use by power utility companies and energy service providers to assist in the real-time, comprehensive, low-cost remote reading of electric energy meters in residential and commercial & industrial structures and the transmission of that data on a frequent basis to a centralized location (a computer workstation) via a wireless connection where the data can be accessed immediately, archived and further used by utility companies and energy service providers for billing purposes, energy usage tracking, energy consumption management and power quality.

We have also developed a system for Static-to-Dynamic IP address resolution. An IP address is a numeric address that is given to a device connected to the Internet so that it can be connected to just as phone numbers are given to cell phones. For dynamic IP addresses the device is assigned an IP address by the Internet Service Provider (ISP) when the device goes online. This IP address might be the same number each time a user logs on (called a Static IP), or it might be an address that is newly assigned each time the user connects (called a Dynamic IP). If the user is contacting the device, a static IP is required. For example, the data collection software used by power utilities, need to know the current IP address of the device to make a connection. With Dynamically allocated IP address the data collection software does not know what IP the device has. The new digital networks with limited IP address work on a dynamic IP basis. A Static-to-Dynamic IP resolution system is required to contact the devices. Locate Technologies has resolved this situation by getting the remote device to check into a common server that the data collection software can also call into. When the data collection software call into this intermediate server the current dynamic IP for the device is used to connect the call. Static-to-Dynamic IP is a major problem that is facing digital networks that have industrial customers which have stationary Aread@ sites. A piece of equipment that has digital ID no longer has a “number” assigned, but rather is assigned a number only when connecting. The host or enterprise software needs to know that number is before it can contact the device. We have provided both industry and the networks a “fix” to this very immediate problem. DART (Dynamic Addressing Resolution Technology) is a proprietary process which provides an end-to-end communication solution for both the networks and the end user.

Rescission Offer

In August 2008, the Company and two related companies with a common director, entered into a Settlement Agreement (the “Settlement Agreement”) with the New Brunswick Securities Commission (“NBSC”) relating to issuance and trading of the Company’s securities to residents of New Brunswick considered unauthorized by the NBSC. Pursuant to the terms of the Settlement Agreement, the Company shall:

(i)	be permanently barred from issuing securities to residents of New Brunswick, except as required to effect the Rescission Offer described below;
(ii)	be permanently barred from the use of any exemptions available under New Brunswick securities laws, except as required to effect the Rescission Offer described below;
(iii)	jointly offer, between the Company and the two related companies, a right of rescission and comply with any requests for a rescission and refund (the “Rescission Offer”);
(iv)	pay an administrative penalty of $60,000 ($40,000 paid during the year ended December 31, 2008, and $20,000 paid subsequently); and
(v)	jointly pay, between the Company and the two related companies, costs of investigation of $25,000 (the Company’s portion representing $8,334 was paid during the year ended December 31, 2008).

Pursuant to the Rescission Offer, the Company and the two related companies shall comply with requests for a refund of funds from investors replying within the timeframe specified in the Rescission Offer. The amount of any refunds, previously advanced to the Company pursuant to private subscription agreements, which may be requested by investors cannot be reasonably estimated .

Critical Accounting Policies

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make a wide variety of estimates and assumptions that affect (i) the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements, and (ii) the reported amounts of revenues and expenses during the reporting periods covered by the financial statements. Our management routinely makes judgments and estimates about the effect of matters that are inherently uncertain. As the number of variables and assumptions affecting the future resolution of the uncertainties increases, these judgments become even more subjective and complex.  The most significant accounting policies that are most important to the portrayal of our current financial condition and results of operations are as follows:

Research and Development Costs

Research and development costs related to the enhancement of existing modems and computer products are charged to operations as incurred until technological feasibility in the form of a working model has been established. The time period between the establishment of technological feasibility and completion of product development is expected to be short, therefore we have not capitalized product development costs during the respective periods.

Revenue Recognition

Revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed or products shipped, and collectability is reasonably assured. We continually monitor timely payments and assess any collection issues. The allowance for its bad debts is based on our detailed assessment of the collectability of specific customer accounts. Any significant customer accounts that are not expected to be collected are excluded from revenues.

We will recognize revenue from licensing our products in accordance with ASC 605, Revenue Recognition. Revenue from licensing its products is recognized when persuasive evidence of an arrangement exists, the price is fixed or determinable, collection of the resulting receivable is probable, and returns can be reasonably estimated.  We do not provide maintenance or service on the sale of its products.

Business Strategy and Development

Our business and development strategy since our inception in 2000 has been to focus primarily on the development of a wireless data collection device that would be used in the power utility market.  Our current product offerings include a product that was developed for analog cellular networks.  Advanced Mobile Phone System (AMPS) is the analog mobile phone system standard developed by Bell Labs, and officially introduced in the Americas in 1984. Though analog is no longer considered advanced at all, the relatively seamless cellular switching technology AMPS introduced was what made the original mobile radiotelephone practical, and was considered quite advanced at the time.  Cellular networks were given permission to phase out AMPS by March 2007 in both Canada and the United States by the CRTC, the Canadian Radio-Television and Telephone Commission and the FCC, the Federal Communications Commission respectively.  The Company successfully developed a product that worked on this cellular network using CDPD, Cellular Digital Packet Data.

In 2002 and 2003, we began re-developing the same product for use on the digital networks such as Code division multiple access (CDMA) as a form of multiplexing (not a modulation scheme) and a method of multiple access that does not divide up the channel by time or frequency, but instead encodes data with a special code associated with each channel and uses the constructive interference properties of the special codes to perform the multiplexing. CDMA also refers to digital cellular telephony systems that make use of this multiple access scheme, such as those pioneered by Qualcomm.  This product is called the Aspire 402CX.

We have also developed a product for the other digital network, GPRS, general private radio service.  GPRS is different from the older Circuit Switched Data (or CSD) connection included in GSM standards releases before Release 97 (from 1997, the year the standard was feature frozen). In CSD, a data connection establishes a circuit, and reserves the full bandwidth of that circuit during the lifetime of the connection. GPRS is packet-switched which means that multiple users share the same transmission channel, only transmitting when they have data to send. This means that the total available bandwidth can be immediately dedicated to those users who are actually sending at any given moment, providing higher utilization where users only send or receive data intermittently. Web browsing, receiving e-mails as they arrive and instant messaging are examples of uses that require intermittent data transfers, which benefit from sharing the available bandwidth. Usually, GPRS data are billed per kilobytes of information transceived while circuit-switched data connections are billed per second. The latter is to reflect the fact that even during times when no data are being transferred, the bandwidth is unavailable to other potential users.

GPRS originally supported (in theory) IP, PPP and X.25 connections. The latter has been typically used for applications like wireless payment terminals although it has been removed as a requirement from the standard. X.25 can still be supported over PPP, or even over IP, but doing this requires either a router to do encapsulation or intelligence built into the end terminal.  This product is called the Aspire 402GS.

This product development for the 402GS and 402 CX was completed in February, 2005.  We have initiated commercial production and sales of them.  All three of the aforementioned products can be placed into a NEMA, National Electrical Manufacturers Association, a U.S. based industry group representing those who design and manufacture electrical equipment, outdoor rated enclosure.  This product is called the Aspire 410 and is available in either: GPRS, CDMA or CDPD.

We also embarked on the research and development of a new product that simulates POTS, plain old telephone service, which are the services available from analogue telephones prior to the introduction of electronic telephone exchanges into the public switched telephone network. The Aspire 411 (available in either CDMA or GPRS) has the capabilities of mounting to a meter that has a traditional fax modem inside.  Our device interprets the Dual-tone multi-frequency (DTMF), also known as Touch Tone or Tone Dialing signals and translates them into digital packet data as described previously and sends the data via the digital network to a host computer through the Ethernet. Ethernet is a large and diverse family of frame-based computer networking technologies for local area networks (LANs). The name comes from the physical concept of the ether. It defines a number of wiring and signaling standards for the physical layer, two means of network access at the Media Access Control (MAC)/data link layer, and a common addressing format.

We market our Aspire Series product line throughout North America.  The current principal target of our marketing and sales efforts is the utility and energy service provider industries. These industries consist of a wide variety of organizations that use data communications in an automated process application, such as utilities and energy management companies. Responding to deregulation and other major changes taking place within the industry, electric power utility companies have become leading advocates in promoting the implementation of automation and technological advancement as a means of achieving cost savings as they enter the competitive arena. Utility companies are automating numerous distinct processes within their operating systems.

In August, 2007, we signed a 5 year Strategic Alliance Agreement with Elster LLC in the Americas.  Elster under the terms of the agreement has the non-exclusive right to market and sell our Aspire line of products in North America, Mexico, South America, the Caribbean, Australia and New Zealand.  The term of the contract has one automatic renewal term.  Elster is not paid any commission under this agreement.

Currently, we market our Aspire Series product line through direct sales. We promote the unique features and specialized services of our Aspire Series product line. We have a partnership with Elster which is one of the largest meter manufacturers in the world dealing in Europe, North America, Central America and South America; they have a complete AMI solution which is where the Aspire modem comes in, being the bridge that connects their meters and software to the cellular networks.  We have completed jobs with Elster in Arizona, Alberta, Costa Rica and Honduras.  Our Aspire modem is displayed in Elster’s booth at all of the major trade shows that they attend including Distributech, EnergyAxis, and Automatic Meter Reading Association (AMRA).

We also attended several industry trade shows with our own booth including Distributech, AT&T, Rogers, and AMRA.  We have had our booth set up in cities such as Quebec, San Antonio, Nashville, Dallas, Long Beach, Edmonton, San Diego, and St. Louis.

Trends Affecting our Operations

In 2002, the FCC decided to no longer require A and B carriers to support AMPS service as of March 1, 2008. Since the AMPS standard is analog technology, it suffers from an inherently inefficient use of the frequency spectrum. All AMPS carriers have converted most of their consumer base to a digital standard such as CDMA2000 or GSM and continue to do so at a rapid pace. Digital technologies such as GSM and CDMA2000 support multiple voice calls on the same channel and offer enhanced features such as two-way text messaging and data services.  Most, if not all, major utilities use AMPS cellular phones to read meters where it was too expensive to provide wireline phone or because of price advantages on the monthly fee for service.

             Analog cell phone contracts are no longer being renewed as cell phone networks have moved to digital networks resulting in instances where analog cell phone contracts are being terminated prior to the contract being at full term .  The Aspire 402GS and CX are ideal replacements for meters that are scheduled to be replaced with a RS232 communication board or serial communication board (serial communications is the process of sending data one bit at one time, sequentially, over a communications channel or computer bus).  This serial communication board is ordered from the factory and is installed inside the meter.

For meters that are not scheduled for replacement and equipped with an analog modem, similar to a fax modem, the Company continues to develop the Aspire 411CX and GS.  This is a digital to analog converter and simulates POTS, plain old telephone service, and is a direct analog replacement for the utility without any disruption of service.

We were able to gain approval for the Aspire 402CX (CDMA) on Bell Mobility’s network.  We are now able to offer both digital network choices to potential clients.

             During the years ended December 31, 2009, 2008, and 2007, sales to Optimum Wireless Inc., a company controlled by a director, totaled $22,200, $49,684, and $64,215, respectively and were recorded as revenue.

During the year ended December 31, 2009, we recorded operating income of $5,638; however, prior to 2009, we incurred operating losses in each fiscal year since our inception.  Our losses have been supported by advances from companies controlled by Lorne Drever, one of our directors and major shareholder of the company, and through third party debt and equity financing.  Although we expect our operating income to improve in future years with expected increases in sales revenue, the current downturn in the overall worldwide economy may result in a decline in our sales revenue until the economy improves.  If we experience a decline in sales revenue, we may incur further operating losses in the future .

The development of the Aspire Series was done with low overhead costs and in-house engineering.  The ongoing maintenance of the Aspire is still being done in-house.  The wireless world is constantly changing and therefore the firmware and software in the Aspire has to be continually “tweaked” to ensure failsafe performance.  We now respond to the ever changing demands of the wireless world and deliver a product that continues to perform throughout the Americas.

We utilize existing manufacturers to produce our products and do not need to lease or build manufacturing facilities.  We intend to operate not principally as a manufacturer of products, but as a provider of comprehensive AMR, and we plan to continue to out source manufacturing of the equipment employed in our Aspire Series product line in order to achieve the highest cost-efficiencies.

We have developed the Aspire with a view to fully automated production. The circuit board is designed for SMT (surface mount technology).  The exterior packaging involves the use of injected molds and closes by way of a friction fit.

There is a world wide availability of SMT production by contract vendors. It is international industry standard and therefore once proper designs exist and processes are set out, the product can be produced on any SMT line. We hire outside parties or contract manufacturers to assemble and manufacture the Aspire.

Plan of Operations/Milestones

We continued our marketing initiatives in 2009 and will continue our marketing initiatives through 2010, including an ongoing reconnaissance program designed to keep abreast of industry changes.  In 2009, we did not spend any money on research and development.  In 2010, we plan to spend $45,000.00 from the proceeds of this offering on research and development relating to the development of our Aspire Series product line.  We have begun the certification process on the Verizon cell network in the United States and are planning to use a portion of the proceeds of this offering to finance product development.   Currently, the Company sells GPRS units that are activated on the AT&T and Sprint networks in the United States.  With Verizon certification, the Company would have access to a wider market in the United States and increase the opportunity to increase sales of our products.  The Company is optimistic that completion of the certification process with Verizon will be completed by March 2011 .

To maintain our current staffing levels and overhead and commitments to increased product marketing development, the company is going to need to continue to sell product to ENMAX and continue to build the relationship with Elster LLC.  We estimate sales to reach $1 million this year with a gross margin of approximately $600,000 leaving us with a profit of $48,000 to finance any necessary increases in working capital, particularly accounts receivable and inventory.  Any future shortfall would be covered by companies controlled by the major shareholders; however we do not anticipate this to be necessary.

             Our sales levels for the period from 2007 to 2009 are as follows:

	2009	2008	2007
	(units)	(units)	(units)
Aspire 402GS	120	220	51
Aspire 410GS	793	115	-

Our sales levels increased substantially in fiscal 2009 due to sales from our five-year strategic alliance agreement with Elster.  We envision that the continued sales levels from Elster, including introductions to new customers, will provide us with the necessary cash flows required to sustain operations over the next twelve months.  However, management is cognizant of the unstable economic environment and is committed to provide short-term financing of up to $500,000 for any cash shortfalls that may occur over the next twelve months with respect to operations and product trails with respect to our Aspire Series product line .

In an attempt to become fully operational and profitable, we will need to achieve the following milestones:

January - December 2010

*	Continue to deploy field trialso and continue to work with potential clients bringing them to successful conclusion. Cost: None.
*          Create two new accounts.  Cost: None.
*          Directors continue to supplement operations.
*          Complete Verizon Wireless certification process.
Total Anticipated Cost: $45,000.00
*          Close two field trials generating immediate sales.  Cost: None.

*	Continue to deploy field trials and continue to work with potential clients bringing them to successful conclusion and ultimately sales. Cost: None.
*
Begin to look for new partnership agreements with meter and software manufacturers.  These partnerships are not exclusive and are non-binding but rather a relationship where each company enjoys the benefits of a customer driven solution using the support and technical expertise of both companies.  Cost: None.

*          Directors continue to supplement operations.

January - March 2011

*          Close one partnership agreement.  Cost: None.
*          Establish three new accounts.  Cost: None.
*          Directors continue to supplement operations.
*
Field trials are established once a potential client utility contacts the company regarding the Aspire 400 series product.  Demonstration cell accounts are created by the networks and 1-5 units are deployed.  The product is sold.  The company begins to work with the utility to eliminate installation concerns, firewall issues and other related technical difficulties.  The goal is to have the utility successfully read a meter(s) and adopt the product for broad application and deployment.

Results of Operations

For the years ended December 31, 2009, 2008, and 2007, we incurred net losses of $21,139, $526,208, and $247,093 respectively.  The improvement in our net loss during fiscal 2009 was attributed to an increase in sales revenue, primarily from our Aspire Line, of $631,878.  The significant increase in sales revenue was a direct result of significant contracts signed during fiscal 2009.  Overall, the gross profit margin for the years ended December 31, 2009, 2008, and 2007 were 60.8%, 35.4%, and 66.9% and the increase in gross margin from prior year was due to the fact that price discounts were provided to customers in lieu of the poor economic conditions in fiscal 2008 .

Our operating expenses for the years ended December 31, 2009, 2008, and 2007 were $537,496, $533,581, and $481,061, respectively.  Operating expenses were comprised of the following items:

	For the Years Ended December 31,
	2009	2008	2007
	$	$	$
Advertising and Promotion (1)	57,464	77,806	55,343
Contract Service (2)	154,944	108,300	6,000
Office and Administration (3)	14,944	5,606	31,116
Professional Fees (4)	96,687	81,702	170,271
Research and Development (5)	-	12,000	-
Salaries and Related Benefits (2)	174,216	161,137	145,505
Travel	11,134	30,839	37,232

(1)
Our advertising and promotion costs have remained relatively steady over the three-year period.  The increase in 2008 was attributed to the Company’s efforts to increase its exposure and sales revenue given the downfall in the economy, and given the results of our sales revenue in 2009, we lowered our advertising and promotion expenditures from prior year .

(2)
Labour costs, such as contract service and salaries and benefits have increased in line with the significant increase in sales revenue.  The Company relied more on contract service rather than permanent employees given the uncertainty of sustaining the current sales levels in future years due to the weak economy .

(3)
Office and administration costs increased from 2008 due to increase in overall sales production.  The balance from 2007 included costs from public and investor relations program that was not incurred in 2008 and 2009 .

(4)
Professional fees remained consistent with 2008 as a reflection of the audit, accounting, and legal costs incurred with the Company’s F-1 Registration process.  In 2007, significant costs were incurred as part of the filing process and the work incurred with respect to the investigation from the New Brunswick Securities Commission.

(5)
The majority of research and development costs on our products were completed by 2005, and only minimal amounts have been spent on research and development as the Company’s focus has moved to marketing and promotion of our Aspire line of products.

Liquidity and Capital Resources

As of December 31, 2009, we had current assets of $124,611compared with current assets of $259,673 at December 31, 2008 and $409,709 at December 31, 2007.  The decrease in current assets was attributed mainly to a decrease in accounts receivable.

Our total assets for the year ended December 31, 2009, 2008, and 2007 were $133,729, $271,747, and $421,612, respectively.  We also had a working capital deficit of $60,535 at December 31, 2009 compared with $28,449 at December 31, 2008 and a working capital surplus of $169,224 at December 31, 2007.  The decrease in available working capital is attributed to the fact that the Company has placed a stronger reliance of its financing efforts in the past few years on short-term debt financing compared to equity financing, which has resulted in the use of available funds for operations, but the overall debt balance remains unpaid.

Our accounts receivable was $1,195 compared with $117,683 as at December 31, 2008 and $30,912 as at December 31, 2007.  The decrease in accounts receivable was attributed to the fact that the Company obtained payment for sales orders when shipment was made in order to minimize the accounts receivable balance.

Inventory as at December 31, 2009 was $51,875 compared with $80,876 as at December 31, 2008 and $150,739 as at December 31, 2007.  The decrease in inventory is attributed to the fact that the sales activity increased in 2009 and the Company is attempting to preserve cash flow by minimizing the value of inventory on hand.

Our accounts payable and accrued liabilities at December 31, 2009 were $80,136 compared with $109,257 at December 31, 2008, and $100,533 at December 31, 2007.  Generally, or accounts payable and accrued liabilities have been consistent on a year-to-year basis and any fluctuations are generally a result of timing differences between receipt and payment of invoices.

Cashflows from Operating Activities

For the year ended December 31, 2009, we were provided $114,764 of cash from operating activities compared with the use of cash for operating activities of $397,849 and $440,275 for the years ended December 31, 2008 and 2007 respectively.  The increase in the cash provided from operating activities is attributed to the fact that the Company recognized sales revenue of $892,666 in 2009 and was able to generate positive cash flows from its operating activities.  Despite the strong revenue results, we may have a cash deficiency from our operating activities in fiscal 2010 due to increasing costs to purchase components for our products and also due to price sensitivity of our products to a continued weak global economy and potential competitors which may require us to provide price discounts to generate sales of our products .

Cashflows from Financing Activities

For the year ended December 31, 2009, the Company used cash of $8,903 for financing activities compared with obtaining proceeds of $401,300 and $440,540 for the years ended December 31, 2008 and 2007, respectively.  During fiscal 2009, the Company received $5,000 from short-term notes payable but was required to repay $13,903 of common stock that was previously issued.  The Company did not issue any common shares for proceeds during the year ended December 31, 2009 compared with $328,706 and $444,931 for the years ended December 31, 2008 and 2007 respectively.

Cashflows from Investing Activities

For the year ended December 31, 2009, the Company did not have any investing activities compared with use of cash for investing activities of $3,451 and $265 for the years ended December 31, 2008 and 2007, for the purchases of property and equipment.

Although there is no assurance that we will be successful in our operations, management believes that we will be able to secure the necessary financing to enable it to continue as a going concern. Accordingly, these financial statements do not reflect adjustments to the carrying value of assets and liabilities, the reported revenues and expenses and balance sheet classifications used that would be necessary if the going concern assumption were not appropriate. Such adjustments could be material.

Recent U.S. Accounting Pronouncements

In January 2010, the FASB issued an amendment to ASC 505, Equity, where entities that declare dividends to shareholders that may be paid in cash or shares at the election of the shareholders are considered to be a share issuance that is reflected prospectively in EPS, and is not accounted for as a stock dividend.  This standard is effective for interim and annual periods ending on or after December 15, 2009 and is to be applied on a retrospective basis.  The adoption of this standard is not expected to have a significant impact on the Company’s financial statements.

In October 2009, the FASB issued an amendment to the accounting standards related to certain revenue arrangements that include software elements. This standard clarifies the existing accounting guidance such that tangible products that contain both software and non-software components that function together to deliver the product’s essential functionality, shall be excluded from the scope of the software revenue recognition accounting standards. Accordingly, sales of these products may fall within the scope of other revenue recognition standards or may now be within the scope of this standard and may require an allocation of the arrangement consideration for each element of the arrangement. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

In October 2009, FASB issued an amendment to the accounting standards related to the accounting for revenue in arrangements with multiple deliverables including how the arrangement consideration is allocated among delivered and undelivered items of the arrangement. Among the amendments, this standard eliminated the use of the residual method for allocating arrangement considerations and requires an entity to allocate the overall consideration to each deliverable based on an estimated selling price of each individual deliverable in the arrangement in the absence of having vendor-specific objective evidence or other third party evidence of fair value of the undelivered items. This standard also provides further guidance on how to determine a separate unit of accounting in a multiple-deliverable revenue arrangement and expands the disclosure requirements about the judgments made in applying the estimated selling price method and how those judgments affect the timing or amount of revenue recognition. This standard, for which we are currently assessing the impact, will become effective on January 1, 2011.

On September 30, 2009, we adopted changes issued by FASB to the authoritative hierarchy of GAAP.  These changes establish the FASB Accounting Standards Codification (Codification) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with GAAP.  Rules and interpretive releases of the Securities and Exchange Commission (SEC) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants.  The FASB will no longer issue new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts; instead the FASB will issue Accounting Standards Updates.  Accounting Standards Updates will not be authoritative in their own right as they will only serve to update the Codification.  These changes and the Codification itself do not change GAAP.  Other than the manner in which new accounting guidance is referenced, the adoption of these changes had no impact on our financial

In August 2009, FASB issued an amendment to the accounting standards related to the measurement of liabilities that are recognized or disclosed at fair value on a recurring basis. This standard clarifies how a company should measure the fair value of liabilities and that restrictions preventing the transfer of a liability should not be considered as a factor in the measurement of liabilities within the scope of this standard. This standard is effective for the Company on October 1, 2009. The adoption of this amendment did not have a material effect on the Company’s financial statements.

Effective June 30, 2009, we adopted a new accounting standard issued by the FASB related to the disclosure requirements of the fair value of the financial instruments. This standard expands the disclosure requirements of fair value (including the methods and significant assumptions used to estimate fair value) of certain financial instruments to interim period financial statements that were previously only required to be disclosed in financial statements for annual periods. In accordance with this standard, the disclosure requirements have been applied on a prospective basis and did not have a material impact on our financial statements.

In June 2009, the FASB issued guidance now codified as ASC 105, Generally Accepted Accounting Principles as the single source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP, aside from those issued by the SEC. ASC 105 does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all authoritative literature related to a particular topic in one place.  The adoption of ASC 105 did not have a material impact on the Company’s consolidated financial statements, but did eliminate all references to pre-codification standards.

We have implemented all new accounting pronouncements that are in effect.  These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and we do not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

BUSINESS

Overview

We were incorporated pursuant to the Alberta Business Corporations Act on May 30, 2000. We are in the business of providing proprietary wireless technology to various automatic meter reading (AMR) markets and are based in Edmonton, Alberta.

We have developed an automatic meter reading system that includes a proprietary system employing specialized hardware, firmware and software that will allow for residential and commercial applications.  The Aspire Series product line is a snap-on wireless device which is compatible with nearly all meters currently on the market.  The Aspire Series is designed for use by utility companies and energy service providers to assist in the real-time, comprehensive, low-cost remote reading of electric energy meters in residential and commercial & industrial structures and the transmission of that data on a frequent basis to a centralized location via a wireless connection where the data can be accessed immediately, archived and further used by utility companies and energy service providers for billing purposes, energy usage tracking, energy consumption management and power quality.

We have also developed a system for Static-to-Dynamic IP address resolution. An IP address is a numeric address that is given to a device connected to the Internet so that it can be connected to just as phone numbers are given to cell phones. For dynamic IP addresses the device is assigned an IP address by the Internet Service Provider (ISP) when the device goes online. This IP address might be the same number each time a user logs on (called a Static IP), or it might be an address that is newly assigned each time the user connects (called a Dynamic IP). If the user is contacting the device, a static IP is required. For example, the data collection software used by power utilities, need to know the current IP address of the device to make a connection. With Dynamically allocated IP address the data collection software does not know what IP the device has. The new digital networks with limited IP address work on a dynamic IP basis. A Static-to-Dynamic IP resolution system is required to contact the devices. Locate Technologies has resolved this situation by getting the remote device to check into a common server that the data collection software can also call into. When the data collection software call into this intermediate server the current dynamic IP for the device is used to connect the call. Static-to-Dynamic IP is a major problem that is facing digital networks that have industrial customers who have stationary Aread@ sites. A piece of equipment that has digital ID no longer has a “number” assigned, but rather is assigned a number only when connecting. The host or enterprise software needs to know what that number is before it can contact the device. We have provided both industry and the networks a “fix” to this very immediate problem. DART (Dynamic Addressing Resolution Technology) is a proprietary process which provides an end-to-end communication solution for both the networks and the end user. DART is a method for bridging the Dynamic address to a static DART server address. It works like this: The device reports the assigned dynamic IP address when ever it changes via a packet to the DART server. The Host software only has to know the Static address of the DART server and at what port the device was assigned at time of deployment. When the host data collection software connects to the DART server at this port the data is forwarded to the Dynamic IP reported in. DART server can run on the same computer as the data collection software is running on.

In Canada, we currently sell our products in the provinces of Alberta, Saskatchewan, Ontario and New Brunswick.  In the United States, we currently sell our products in California, Florida, Illinois, Michigan, New York, North Carolina, and Washington.

We have determined that our product is currently filling a void that has been created by the wireless networks in North America.  In 2004, the FCC and Industry Canada allowed the wireless networks to stop providing analog cell service and they granted permission to only offer digital.  Digital cell service comes in two forms, CDMA (Code Division Multiple Access) and GSM (General Service Messaging).  This decision has been grandfathered to April 2007.  Power utility companies all over North America have used analog cell phones to plug into meters.  There are literally millions of them out there.  They are now finding that when they go to renew their contract for a particular cell phone which is attached to the meter, the cell provider will not let them renew the contract.  This creates two problems for the Power Utility company, first there has not been a generally accepted hardware replacement and secondly, the change of a communication device may not or will not interface will their enterprise software.  Hence they cannot retrieve the data from the meter and even if they could it likely would not be recognized by the billing software they are using.  We have developed a product that has the ability to be on the digital network, is easily replaced at the meter site with little to no change of business and the data that is transmitted over the public networks arrives in a format that the current software programs recognize.

Industry Overview

Over the past several years, the AMR industry has undergone growth. Many factors have contributed to this growth. This includes an increase in demand for wireless data transmission services that increase the efficiency of meter reading service companies; mandates by federal and state regulators requiring that the energy industry utilize automatic meter reading technologies and read meters with increased frequency and a growing preference among commercial, industrial and governmental enterprises for automation of remote data acquisition and collection activities through wired and wireless communications technologies.

The Aspire Series Product line

Our Aspire Series product line is designed to enable users to remotely read in real-time electronic energy usage meters without the necessity of someone traveling to and physically reading the meter. The predominant method of reading electronic meters is for an individual to travel to the site of the meter and make a record of the data compiled by that meter, either manually as a notation in a log book or electronically by inputting the data into a handheld or other electronic data retention device. In the case of a log book, the information is then typically recorded manually into a centralized database for energy usage tracking and billing purposes. In the case of a electronic data retention device, the information is typically downloaded to a centralized database for these purposes. Residential meters are customarily read on a monthly basis, allowing only a limited ability to track energy usage fluctuations over periods of less than one month. In addition, physical reading of meters is accompanied by the problem of reader error, causing inefficiencies resulting from necessary corrective procedures.

Our Aspire Series product line system is designed to provide continuous meter-reading capabilities, address the inefficiencies that accompany physical meter reading and provide additional benefits to its users.  We completed an initial sale of the product to a local power distributor in the first quarter of 2003.

The Aspire Series product line product is small, portable and simple with no visible controls. It is easily transported for demonstrations and its functionality can be easily displayed via the Internet. We believe that the Aspire Series product line will provide utilities with the peripheral required to access meters in real-time, reliably. Live demonstrations are available and the device can be configured to work with most known power meters.  The Aspire Series product line is a “snap-on” or “plug & play” retrofit and is compatible with nearly every meter currently in the market. The Aspire’s has inter-connectivity to the meter is provided through the RJ11, RS232 or RS45 serial port.  This feature is called QuickConnect, which allows the device to distinguish between the type of serial connection without any special cabling requirements.

The Aspire product allows the client to measure the exact amount of energy, whether, water, electricity or gas, use by a customer at any time.  The data is transmitted to the energy provider.  The provider can use the information for research, statistics or billing.

We believe that the anticipated deployment costs of our Aspire Series product line system is small compared to other AMR products because it will rely upon existing cellular and other wireless equipment. The Aspire’s versatility allows for adoption into gas and water meters, with little or no enhancements or changes. Information from the Aspire Series product line is routed onto a digital public network and relayed to the host server at speeds of up to 144 Kbps. A relay of 144 Kbps allows a parallel network download to be completed in real-time or at most, a one-minute delay and is dependant on the meter=s internal baud rate.

We have included a proprietary TCP/IP protocol into the Aspire Series product series, which in conjunction with the digital network, allows each Aspire to be equipped with an individual IP address that allows real-time access of information from power meters, through a secure Intranet or Internet connection. Furthermore the TCP/IP protocol allows for an early email notification of upset conditions.

In the event more data is being transmitted than can be assimilated by the Aspire, the Aspire will send an email notification warning of the situation.  The Aspire is able to send early email warnings to various platforms (handhelds, laptops) allowing management to make key decisions regarding load bearing, before the situation becomes critical.

The Aspire Series product line offers the following advantages and benefits:

*	Increased communications
*	Increased monitoring ability
*	Elimination of human meter readers.
*	Increased accuracy
*	Provides accessibility from remote and difficult sites
*	Provides real time data capturing
*	Can disclose and report immediate power outages

The Aspire Series product line was invented by Ken Smelquist, our Vice President of Technology and is owned by Optimum Instruments Inc., an Alberta corporation owned and controlled by Mr. Smelquist.  Optimum Instruments Inc. granted us an exclusive worldwide license to manufacture, develop, market and sublicense the product line in the world in consideration of 2,000,000 shares of common stock.  The license has been renewed through March 31, 2014 for no further consideration paid by us .

Meters

Our Aspire Series product line is a proprietary combination of hardware, firmware and software embedded in the module. The Aspire Series product is an electronic, wireless communication device that is attached to a residence or business meter.  The actual Aspire device is equipped with a circuit board that contains a RF (radio frequency) module and a microprocessor.  This Aspire module can be and is retrofitted to most existing meters.

Aspire Series Product Line Services

In the future, we plan to offer a wide variety of services to utility companies and energy service providers in addition to reading their customers’ energy meters.  We anticipate that these services will include energy management, data storage and archiving, and the provision of real-time energy usage data in order to evaluate energy consumption and determine cost savings procedures. In the future, we plan to provide complete billing and accounting transaction services to utility companies and energy providers as well as end-users of energy.

Currently, our Aspire Series product line employs new technology developed to allow utility companies and energy service providers to have a wireless network of intelligent meters, allowing real-time energy consumption data to be collected.  We believe that energy service providers will have an opportunity to save money by efficiently collecting accurate energy usage profiles and using this near real-time energy usage data to competitively bid for energy in the newly deregulated energy markets.

Currently, our Aspire Series product line has been designed so that an energy service provider can determine exactly how much electric power a metropolitan area, a neighborhood, or even an individual residence is using.  Energy users who have Aspire Series product line-equipped meters will have the ability to check their energy consumption and billing rates in real-time by obtaining this information over the Internet, which we believe will promote energy conservation.

             The Aspire Series is self contained and works external to the power meter therefore it does not require the removal and recertification of the meter when installing new or when modem requires upgrade/service.  The internal power supply of the Aspire accepts a wide range of Alternating Current (AC) or Direct Current (DC) power while the competitors work with wall adapters.  The Aspire also has built in D.A.R.T. Client & Server technology .

The Aspire Series Product Line Development

We began development of the Aspire Series product line in May 2000.  We developed the product from May 1, 2000 to March 31, 2005 and commenced with our first sales of the units in March 2003 .  We have spent approximately $1,250,000 in developing the Aspire Series product line. We believe our future success will depend, in part, upon our ability to expand and enhance the features of our Aspire Series product line system and to develop and introduce new products designed to meet changing customer needs on a cost-effective and timely basis. Consequently, our failure to respond on a timely basis to technological developments, changes in industry standards or customer requirements, or any significant delay in product development or introduction, could have a material adverse effect on our business and results of operations. We cannot assure you that we will respond effectively to technological changes or new product announcements by others or that we will be able to successfully develop and market new products or product enhancements.

Research and Development

During the past five years, we have conducted ongoing research and development of our products.  We have spent the following sums on research and development:

2009	$-
2008	$12,000
2007	$-
2006	$-
2005	$236,420

While we have spent the foregoing on research and development, we have no policies relating thereto.

Government Regulation

Our Aspire Series product line is designed to comply with a significant number of industry standards and regulations, some of which are evolving as new technologies are deployed. In the United States, the Aspire Series product line must comply with various regulations defined by the United States Federal Communications Commission, or FCC, and Underwriters Laboratories, or other nationally-recognized test laboratories, as well as industry standards. The regulatory approval process can be time-consuming and can require the expenditure of substantial resources. We cannot assure you that the FCC will grant the requisite approvals for the Aspire Series product line on a timely basis, or at all. The failure of the Aspire Series product line to comply, or delays in compliance, with the various existing and evolving standards could negatively impact our ability to proliferate the Aspire Series product line. Government regulations regarding the manufacture, sale and implementation of products and systems similar to the Aspire Series product line and other data communications devices are subject to future change. We cannot predict what impact, if any, such changes may have upon our business.  We do use FCC approved radio modems and believe that our system is within the current use parameters of our third party vendor(s).

In Canada, we use Industry Canada approved modules and have network approvals for Bell Mobility and Rogers Wireless.  Our modem is approved by the FCC in the United States.

We do not anticipate that any government regulations will affect our efforts to deploy the Aspire Series product line; however, should approvals be with held it would have a direct impact on the business.  The restructuring of the energy market in the United States has required the reading of energy meters much more frequently than the current practice of once a month, thus making the physical meter reading techniques currently in use inadequate. Our Aspire Series product line is designed to meet various government regulations mandating frequent meter readings and we are attempting to position ourselves so that it will be a beneficiary of these mandates.

We currently sell our products in North America.

Operations

During the initial design and engineering phases for the Aspire Series product line, we plan to maintain low overhead costs and will continue to do so until manufacturing and sales of the Aspire Series product line is underway. We plan to hire additional personnel as needed during the coming months, including managerial, clerical, administration, sales, marketing, and customer service personnel.

We plan to initially utilize existing manufacturers to produce our products and will therefore likely not have a short-term need to lease or build manufacturing facilities.  We intend to operate not principally as a manufacturer of products, but as a provider of comprehensive AMR, and we plan to out source manufacturing of the equipment employed in our Aspire Series product line in order to achieve the highest cost-efficiencies.

We will develop the Aspire with a view of fully automated production. The circuit board will be designed for SMT (surface mount technology).  The exterior packaging will involve the creation of injected molds and will close by way of a friction fit. The size, shape and other parameters will be decided upon successful beta tests and reliable prototype performance.

There is a world wide availability of SMT production by contract vendors. It is international industry standard and therefore once proper designs exist and processes are set out, the product can be produced on any SMT line. We hire outside parties or contract manufacturers to assemble and manufacture the Aspire.

Anticipated Revenues

Our Aspire Series product line is designed to be a comprehensive, AMR system and an alternative to other AMR technologies and physical reading of meters.  We plan to license our Aspire Series product line technology to meter manufacturers so that they may incorporate our technology into their meters. We plan on deriving a small royalty per meter sold for every Aspire Series product line-equipped meter. We anticipate that the predominant source of any future revenues will be through recurring monthly service charges for reading, archiving and supplying data from Aspire Series product line equipped meters and from providing other services described in more detail above. However, despite our belief in the cost-effectiveness and significant advantages of our Aspire Series product line over physical meter reading practices and other AMR technologies, there can be no assurances that the market we intent to target will adopt or accept our Aspire Series product line or that we will earn any significant revenues.

Marketing

We intend to market our Aspire Series product line throughout North America.  The current principal target of our marketing and sales efforts is the utility and energy service provider industries. These industries consist of a wide variety of organizations that use data communications in an automated process application, such as utilities and energy management companies. Responding to deregulation and other major changes taking place within the industry, electric power utility companies have become leading advocates in promoting the implementation of automation and technological advancement as a means of achieving cost savings as they enter the competitive arena. Utility companies are automating numerous distinct processes within their operating systems.

Currently, we market our Aspire Series product line through direct sales. We plan to promote unique features and specialized services of our Aspire Series product line; and create industry awareness by implementing a public relations and marketing campaign.

Competition

             The Aspire contains DART technology which is built in D.A.R.T. Client & Server technology which allows the modem to keep its IP (Internet protocol address) by renewing it and reporting any changes to the DART (Dynamic Address Resolution Technology) server.  This allows for the meter reading software to be able contact the meter when ever needed.  Current digital cell networks take away the IP address once the communication cyclical is complete.  By keeping the IP address the meter is constantly identified by the network and the meter reading software.  The Aspire works with meter manufacturers’ software or ITRON MV90 directly.  This two way communication process allowing both gathering of recorded data and reprogramming of the meter remotely.   The Aspire is self contained and works external to the power meter thus not requiring the removal and recertification of the meter when installing new or when modem requires upgrade/service.  The Aspire also works with RS232 or RS485 meters .

Many companies have developed similar data transmission products designed to meet the growing demand for AMR systems.  Many of our existing and potential competitors have significantly more financial, engineering, product development, manufacturing and marketing resources than we have. We cannot assure you that our competitors will not introduce comparable or superior products incorporating more advanced technology at lower prices, or that other changes in market conditions or technology will not adversely affect its ability to compete successfully in the future.

             We have one main competitor, Telenetics, with headquarters in Lake Forest, CA and feel that are a competitive player in the industry given the small number of competitors within the industry .

Customers

             We currently have revenue-generating customers primarily from the sale of our Aspire Series product line.  Our customers include energy meter manufacturers, energy service providers, utility companies and end-users of energy .  The following customers are responsible for 10% or more of our revenues: ENMAX Power Corporation, Elster LLC, and Rogers Wireless.

Property, Plants and Equipment

We currently lease 1,800 square feet of office space at 3124 Parsons Road, Edmonton, Alberta, Canada.  We lease the space from Optimum Wireless, a related party, on a monthly basis.  Our monthly rent, incurred on a month-to-month basis, is CDN$1,500 per month or CDN$18,000 per annum.  We also own office furniture and fixtures, computer hardware, computer software and shop equipment that we use to develop our products.  All of the foregoing is located at our leased space in Edmonton, Alberta, Canada.

Intellectual Property

We do not rely on contractual rights, copyrights, trademarks and trade secrets to protect our proprietary rights. Although the Aspire Series product line and our constituent components could benefit from patent protection, we have chosen to retain the proprietary rights associated with our Aspire Series product line predominantly as trade secrets. Our products are able to find a balanced medium between “off-the-shelf” ingredients and proprietary design. Many of the key factors that make our products are proprietary. The optical coupler used to interface with power meters through the optical port is a proprietary design to our company.  The TCP/IP protocol used to communicate real-time information is also proprietary to us. Another proprietary design incorporated into the Aspire, which is proprietary to us, is the firmware required to run the Aspire Series products.  We currently rely on trade secret protection for our technology; we cannot assure you that our means of protecting our proprietary rights will be adequate or that our competitors will not independently develop comparable or superior technologies or obtain unauthorized access to our proprietary technology.

Management and Employees

We are a development stage company with two full-time employees in addition to our officers and directors. We intend to hire additional employees as needed. We intend to require all of our officers, directors and other key employees to enter into non-competition agreements with terms of eighteen months to three years after termination of employment with us. There can be no assurance, however, that these agreements will provide meaningful protection for our proprietary know-how or technology or adequate remedies in case of breach.

Our offices

Our executive offices are located at 3124 Parsons Road, Edmonton, Alberta, Canada and our telephone number is (780) 408-2569.  Our email address is info@locatetechnologies.com

Legal Proceedings

There are no pending or past legal proceedings pending against us or our officers and directors, with the exception of orders issued by the New Brunswick Securities Commission, Alberta Securities Commission and British Columbia Securities Commission previously described herein.

MANAGEMENT

Our officers and directors are as follows:

Name	Age	Position

Lorne Drever	45	President, Chief Executive Officer and Director
Ken Smelquist	46	Vice President of Technology and Director

All directors hold office until the next annual meeting of shareholders and until their successors have been elected and qualified. Our officers are elected by the board of directors at the annual meeting after each annual meeting of our shareholders and hold office until their death, or until they resign or have been removed from office.

             The Company is dependent on its management and officers, Mr. Drever and Mr. Smelquist, for supporting current operations and growth as well as for their technical expertise.  If either Mr. Drever or Mr. Smelquist left our company, we may not be able to continue operations in our current capacity .

Lorne Drever - President, Chief Executive Officer and member of the Board of Directors.

Mr. Drever is the founder of the Company.  Mr. Drever has been the President and Chief Executive Officer and member of the Board of Directors since inception. Since January 1999, Mr. Drever has been the President and a member of the Board of director of Everywhere Packaging Ltd., a package development company. From June 1994 to December 1999, Mr. Drever was the Vice President and member of the Board of Directors of A Little Reminder Inc. and its subsidiaries. Mr. Drever was the founder and co-developer of a product called A Little ReminderTM. This was a concept product that was created to meet the need of medical compliance for patients that had trouble remembering to take their medication. Mr. Drever graduated from the University of Alberta in 1985 with a degree in physical education and in 1988 with a degree in education.  Mr. Drever currently holds 100% of the voting shares of 706166 Alberta Ltd. which holds 4,500,000 Common Shares of the Company, or 32.26 % of the issued and outstanding shares).

             By way of a Notice of Hearing dated September 14, 2007 the New Brunswick Securities Commission (“NBSC”) initiated proceedings against Locate Technologies Inc. (“Locate”), Lorne Drever, 706166 Alberta Ltd. (“706”), Tubtron Controls Corp. (“Tubtron”), Bradley Corporate Services Ltd., Harry Niles, Michael Cody and Donald Nason.  The Notice of Hearing related to allegations that the respondents had traded in securities of Locate and Tubtron to residents of New Brunswick from 2002 to 2007 without being registered to do so and without having filed a prospectus.  On October 15, 2007, Locate, 706, Tubtron and Mr. Drever consented to an interim cease trade order pending a hearing by the NBSC.  Those proceedings resulted in Locate, 706, Tubtron and Mr. Drever entering into a Settlement Agreement dated August 13, 2008 which was accepted by way of an order of the NBSC dated August 25, 2008.  In the Settlement Agreement Locate and Tubtron agreed to offer rights of rescission to certain subscribers for their shares resident in New Brunswick. The Settlement Agreement acknowledged the following securities violations:

a)	trading in securities while not registered to do so.
b)	trading in securities without having filed a prospectus.
c)	engaging in acts in furtherance of trading in securities while not registered to do so.
d)	Violating court orders with respect to securities trading.
e)	Making untrue and misleading statements to the staff of the NBSC.

The order issued by the NBSC provided, among other things, that except as necessary to permit the offer and exercise of a right of rescission to certain subscribers:

a)
Lorne Drever be permanently barred from trading in securities in the Province of New Brunswick and from acting as a director or officer of any issuer engaging in securities related activities in New Brunswick;

b)	Locate be permanently barred from issuing securities to residents of New Brunswick and denied Locate the use of any exemptions available under New Brunswick securities laws;
c)	706 be permanently barred from issuing any securities to residents of New Brunswick or using any exemptions available under New Brunswick securities laws;
d)	monetary administrative penalties be imposed on the above named respondents.

By way of an offer accompanied by a Rescission Circular distributed to the subscribers, Locate offered rescission rights to persons that had subscribed for a total of 1,168,521 Shares of Locate (all of which are selling shareholders).  The rescission offer expired August 9, 2010, and was accepted by 29 subscribers with respect to subscriptions for 160,361 Shares and proceeds in the aggregate amount of $406,400 (Canadian) and $15,000 (USD).

The proceedings against the other respondents (Bradley Corporate Services Ltd., Harry Niles, Michael Cody and Donald Nason) were dealt with separately and independently of Locate, Tubtron, 706 and Mr. Drever.

Under its authority to issue a reciprocal enforcement order, on March 17, 2008 the Alberta Securities Commission (“ASC”) issued a Notice of Hearing, naming  Locate, Lorne Drever, 706 and Tubtron as respondents, seeking to issue a reciprocal cease trade order in the Province of Alberta.   Following an interim order (consented to by the respondents) the ASC issued a final order on November 5, 2008 that, among other things, except as necessary to permit the offer and exercise of a right of rescission offered to certain subscribers, ordered that:

a)	Locate, Tubtron and 706 must permanently cease trading that would involve their issuing securities;
b)	all of the exemptions contained in Alberta securities laws do not apply to Locate, Tubtron and 706, permanently; and
c)	Lorne Drever must permanently cease trading in any securities.

On December 9, 2008, the British Columbia Securities Commission applied for a reciprocal enforcement order against Mr. Drever and on January 22, 2009, issued an order that Lorne Drever permanently :

a)	cease trading in, and is prohibited from purchasing securities and exchange contracts in the Province of British Columbia,
b)	resign any position he holds as, and is prohibited from becoming or acting as, a director or officer of any issuer, registrant or investment fund manager,
c)	is prohibited from becoming or acting as a registrant, investment fund manager or promoter,
d)	is prohibited from acting in a management or consultative capacity in connection with activities in the securities market, and
e)	is prohibited from engaging in investor relations activities, in the Province of British Columbia.

Recently, on August 16, 2010, the Ontario Securities Commission issued a Notice of Hearing seeking a reciprocal order in the Province of Ontario.  This Notice of Hearing named as respondents Locate, Lorne Drever, 706, Tubtron, Bradley Corporate Services Ltd., Harry Niles, Michael Cody and Donald Nason.  An initial hearing is scheduled for September 13, 2010, at which it is expected that a date for a full hearing will be set.  At the present time no order has been issued by the Ontario Securities Commission.

The NBSC order was issued as a result of admitted violations of securities laws in the Province of New Brunswick, as described above.  The orders issued in the other jurisdictions were issued on a “reciprocal” basis, on the authority granted to the applicable regulatory authority to issue a cease trade order where an order imposing sanctions or conditions has previously been issued by another securities regulatory authority.

The orders of the various securities commissions have effect only in each applicable jurisdiction and do not have extra-jurisdictional effect.  However, as Locate is an Alberta Corporation, the ASC order prohibiting it from issuing securities effectively prohibits it from issuing securities in any jurisdiction.  While these orders prohibit the issuance of securities by Locate, they do not prohibit the trading of the securities of Locate generally, and do not restrict the resale of existing shares, or other securities, of Locate (except to the extent that the shareholder is the subject of a cease trade order).  As a result, the orders do not have any effect on the ability of selling shareholders to sell their Shares, except for those that are the subject of cease trade orders (including Mr. Drever and 706).

As a result, Locate will be restricted from issuing shares (or other securities) from its treasury (except in connection with the rescission right offered to subscribers), but the purchase and sale of shares of Locate (by other persons) is not restricted by these orders (unless they are themselves expressly subject to the order).  Locate (or any interested person) can make an application to vary, revoke or partially revoke any of these orders, but any such variation or revocation it at the discretion of the regulatory authority and there is no assurance that any such variation or revocation would be granted .

Ken Smelquist - Vice-President of Technology.

Mr. Smelquist began his career over 21 years ago, beginning in the field of remote data acquisition. From February 1984 to June 1994, Mr. Smelquist was Vice President to Lakewood Industries, which concentrated on the development of remote data loggers. From June 1994 to the present, Mr. Smelquist founded Optimum Instruments, which was primarily a research and development company focusing on telecommunications for remote data loggers.  Mr. Smelquist is the President of Optimum Instruments.

None of the companies referred to above are parents, subsidiary corporations or other affiliates of Locate Technologies Inc.

During the past ten years, neither Mr. Drever nor Mr. Smelquist has been the subject of the following events other than as previously described elsewhere in this prospectus:

1.
A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;

i)
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator,  floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii)	Engaging in any type of business practice; or

iii)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.
The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5.
Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.
Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.
Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i)	Any Federal or State securities or commodities law or regulation; or

ii)
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

iii)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.
Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Board Composition

Our board of directors consists of two members. The term of office for the current board members will expire at the next annual meeting of shareholders, scheduled sometime in the second quarter of 2012. This year’s annual general meeting will be held in August 2010.

Board Committees

             The board of directors has no standing committees and acts as our audit committee .

Compensation of Directors

The members of our board of directors are not compensated for their services as a director. The board has not implemented a plan to award options to any directors. There are no contractual arrangements with any member of the board of directors. We have no director’s service contracts.

Directors Compensation Table
Fees
	Earned				Nonqualified
	or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Lorne Drever	0	0	0	0	0	0	0
Ken Smelquist	0	0	0	0	0	0	0

Executive Officer Compensation

The following table sets forth the compensation paid by us for the last three fiscal years ending December 31 for each or our officers. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.  The compensation discussed addresses all compensation awarded to, earned by, or paid or named executive officers.

Summary Compensation Table
						Non-	Nonqualified
						Equity	Deferred	All
Name						Incentive	Compensa-	Other
and				Stock	Option	Plan	tion	Compen-
Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	sation	Total
Position	Year	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Lorne Drever	2009	0	0	0	0	0	0	0	0
President	2008	0	0	0	0	0	0	0	0
	2007	0	0	0	0	0	0	0	0

Ken Smelquist	2009	0	0	0	0	0	0	0	0
Vice President	2008	0	0	0	0	0	0	0	0
	2007	0	0	0	0	0	0	0	0

We have not adopted any stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.  Previously we had employment contracts with Mr. Drever and Mr. Smelquist, however, those employment contracts have expired or terminated by agreement of the parties.

Stock Option Plans and Long-Term Incentive Plan Awards

We do not have any stock option plans or long-term incentive plans that provide compensation intended to serve as incentive for performance.

PRINCIPAL AND SELLING SHAREHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering. The stockholders listed below have direct or indirect ownership of their shares and possesses sole voting and dispositive power with respect to the shares.

The percentage of beneficial ownership before the offering is based on 13,949,830 common shares outstanding as of December 31, 2009:

		Number of	Percent of
Name of owner	Position	Shares	Class

706166 Alberta Ltd. [1]	President, Chief Executive Officer	4,500,000	32.26%
	and Director

Ken Smelquist [2]	Vice President	3,171,292	22,73%

ALL OFFICERS AND		7,671,292	54.99%
DIRECTORS AS A GROUP
(2 Persons)

[1]	Mr. Drever currently holds 100% of the voting shares of 706166 Alberta Ltd. which holds 4,500,000 of our common shares.
[2]	Includes 2,000,000 shares of common stock owned by Optimum Instruments Inc. which Mr. Smelquist owns 100% of the voting shares of Optimum Instruments Inc.

As of December 31, 2009, we believe there were no U.S. holders of our common shares.

There are no options outstanding to purchase our shares of common stock.

Selling Shareholders

The following holders of our common shares will sell their common shares as set forth in the table below.  The percentage of beneficial ownership before the offering is based on 13,949,830 common shares outstanding as of December 31, 2009.  The percentage of beneficial ownership after the offering reflects the 14,449,830 common shares offered by this prospectus, which includes the sale of additional common shares by us.  Lorne Drever and Ken Smelquist, our officers and directors are listed as selling shareholders.  Mr. Smelquist, Optimium Instruments Inc. and 706166 Alberta Ltd. are deemed underwriters in the sale of their securities. They are selling 54.99% of our outstanding common stock.

Lorne Drever, our president, currently owns 100% of the voting shares of 706166 Alberta Ltd.  Further, Mr. Drever exercises sole voting and investment control over the shares held by 706166 Alberta Ltd.  Ken Smelquist, our vice president, currently owns 100% of the voting shares of Optimum Instruments Inc.  Further, Mr. Smelquist exercises sole voting and investment control over the shares held by Optimum Instruments Inc.

Number of
Shares
	Beneficially	Number of	Number of Shares	Percentage of Shares
	Owned	Shares	Beneficially Owned	Beneficially Owned
Name of	Before	Being	After	Before	After
Beneficial Owner	Offering	Offered	Offering	Offering	Offering

706166 Alberta Ltd[5][6]	4,500,000	4,500,000	0	32.26%	0%
750867 Alberta Ltd.	197,422	197,422	0	1.42%	0%
Arens, Jack	139,263	139,263	0	1.00%	0%
Arens, Joan, Dale & Desmond	30,000	30,000	0	0.22%	0%
Ashford, Lucie	6,283	6,283	0	0.05%	0%
Barber, Roy	13,015	13,015	0	0.09%	0%
Bastidas, Marco	28,444	28,444	0	0.20%	0%
Bawn, Diane	40,233	40,233	0	0.29%	0%
Beale, Doreen Rose	6,283	6,283	0	0.05%	0%
Bolden, Gordon	7,042	7,042	0	0.05%	0%
Brawn, Markle	20,309	20,309	0	0.15%	0%
Buchanan, Karen Lorraine	26,657	26,657	0	0.19%	0%
Burns, Roger & Rosemary	39,267	39,267	0	0.28%	0%
Cain, Angela	14,738	14,738	0	0.11%	0%
Cameron, John	25,624	25,624	0	0.18%	0%
Cameron, Kevin	31,016	31,016	0	0.22%	0%
Chetha, Reena	10,482	10,482	0	0.08%	0%
Chetha, Tarsem	12,975	12,975	0	0.09%	0%
Chow, Des	224,019	224,019	0	1.61%	0%
Chow, Sam	155,839	155,839	0	1.12%	0%
Cody, Paul	41,398	41,398	0	0.30%	0%
Cody, Peter	45,287	45,287	0	0.32%	0%
Cornell, Glen and Deborah	59,871	59,871	0	0.43%	0%
Couch, Gary	10,190	10,190	0	0.07%	0%
Couture, Maryse	2,759	2,759	0	0.02%	0%
Darling, Ross	6,901	6,901	0	0.05%	0%
Davey, James Neil	280,000	280,000	0	2.01%	0%
Davidson, Michael P	102,648	102,648	0	0.74%	0%
De La Vivetiere, Phillipe	10,260	10,260	0	0.07%	0%
Dugas, Paul	6,897	6,897	0	0.05%	0%
Ervin, Tina	11,296	11,296	0	0.08%	0%
Facey, Anthony	2,717	2,717	0	0.02%	0%
Fowler, Shirley	25,971	25,971	0	0.19%	0%
Fowler, Wayne	97,748	97,748	0	0.70%	0%
Fraser, Nancy Lynn	6,336	6,336	0	0.05%	0%
Gee Industrial Works Ltd.	500,000	500,000	0	3.58%	0%
Gilbert, James	6,897	6,897	0	0.05%	0%
Golden, Greg	18,152	18,152	0	0.13%	0%
Golden, Hollis	75,022	75,022	0	0.54%	0%
Goucher, Tim	8,300	8,300	0	0.06%	0%
Grant, Neil	7,042	7,042	0	0.05%	0%
Graves, Kevin	11,067	11,067	0	0.08%	0%

Grey, Laura	3,369	3,369	0	0.02%	0%
Hamel, Larry and Blandine	30,000	30,000	0	0.22%	0%
Innis, Fred	68,000	68,000	0	0.49%	0%
Johner, Peter	10,000	10,000	0	0.07%	0%
Johnston, Evelyn Julia	7,536	7,536	0	0.05%	0%
Johnston, Muriel Eileen	49,159	49,159	0	0.35%	0%
Kelbrat, Peter	32,636	32,636	0	0.23%	0%
Knudslien, Glen Marvin	53,727	53,727	0	0.39%	0%
Kunyk, Gerald R.	220,000	220,000	0	1.58%	0%
Lally, Victoria	3,179	3,179	0	0.02%	0%
Lau, Tat	5,000	5,000	0	0.04%	0%
Lawson, Garth	1,379	1,379	0	0.01%	0%
Lees, Stephanie	8,670	8,670	0	0.06%	0%
Little, James	6,897	6,897	0	0.05%	0%
Loder, Doug	482,470	482,470	0	3.46%	0%
Logan, Bonnie	144,867	144,867	0	1.04%	0%
Logan, William Gregg	364,191	364,191	0	2.61%	0%
MacPherson, Perry	6,897	6,897	0	0.05%	0%
MacTavish, Don	6,897	6,897	0	0.05%	0%
Mah, Patrick	19,480	19,480	0	0.14%	0%
Marchuk, Peter	60,000	60,000	0	0.43%	0%
Marley, Wayne & Mary-Koh	15,570	15,570	0	0.11%	0%
Marshall, Robert	93,210	93,210	0	0.67%	0%
Marshrall, Jody	8,240	8,240	0	0.06%	0%
McAndrews, Stewart	100,000	100,000	0	0.72%	0%
McCoombs, Gerald	7,092	7,092	0	0.05%	0%
McGee, Matthew	3,399	3,399	0	0.02%	0%
McGrath. Donna	12,866	12,866	0	0.09%	0%
McGrath. Donna and Robert	8,354	8,354	0	0.06%	0%
McKay, Murray	125,000	125,000	0	0.90%	0%
McKay, Sheila	10,256	10,256	0	0.07%	0%
McNeil, Kathy	6,770	6,770	0	0.05%	0%
Mersereau, Alice	21,743	21,743	0	0.16%	0%
Mersereau, Catherine	6,227	6,227	0	0.04%	0%
Mersereau, Derith Coleen	27,213	27,213	0	0.20%	0%
Milne, Jody	19,480	19,480	0	0.14%	0%
Milton, Deborah	12,342	12,342	0	0.09%	0%
Moffat, Samantha and Chris	20,807	20,807	0	0.15%	0%
Moriarty, Suzana	4,114	4,114	0	0.03%	0%
Munn, Jeremy	8,819	8,819	0	0.06%	0%
Nason, Brad	25,324	25,324	0	0.18%	0%
Nason, Kaye Lynn	27,353	27,353	0	0.20%	0%
Nason, Leslie	108,896	108,896	0	0.78%	0%
Nason, Lester	33,389	33,389	0	0.24%	0%
Nason, Louanne	18,371	18,371	0	0.13%	0%
Nason, Micheal David	15,532	15,532	0	0.11%	0%
Nason, Murielle	26,810	26,810	0	0.19%	0%
Nason, Perry	38,294	38,294	0	0.27%	0%
Nason, Roger Lee	6,283	6,283	0	0.05%	0%
Nicholson, Rose	31,933	31,933	0	0.23%	0%
Nickerson, Glenn	28,680	28,680	0	0.21%	0%
Niles, Gerald	22,631	22,631	0	0.16%	0%
Optimum Instruments Inc [5] [7]	2,000,000	2,000,000	0	14.34%	0%

P Spencer & Associates Ltd; [1]	250,000	250,000	0	1.79%	0%
Panesar, Kuldip	10,482	10,482	0	0.08%	0%
Panesar, Malkit	15,570	15,570	0	0.11%	0%
Panesar, Talwinder	25,984	25,984	0	0.19%	0%
Parker, Lloyd	53,583	53,583	0	0.38%	0%
Paterson, D. Brad	35,000	35,000	0	0.25%	0%
Peterson, Leonard Charles	36,181	36,181	0	0.26%	0%
Peterson, Robby	12,828	12,828	0	0.09%	0%
Philips, Colleen	65,000	65,000	0	0.47%	0%
Philips, Foster Murray	12,711	12,711	0	0.09%	0%
Philips, Pauline Evelyn	12,711	12,711	0	0.09%	0%
Philips, Sonny	15,000	15,000	0	0.11%	0%
Phillips, John	66,232	66,232	0	0.47%	0%
Phillips, Jonathan and Miranda	17,273	17,273	0	0.12%	0%
Philson Inc	20,000	20,000	0	0.14%	0%
Pike, John William	25,710	25,710	0	0.18%	0%
Pollock Home Improvements [2]	6,579	6,579	0	0.05%	0%
Pollock. Tammy	10,817	10,817	0	0.08%	0%
Power, Andy	6,345	6,345	0	0.05%	0%
Reichert, Lynn Joyce	40,000	40,000	0	0.29%	0%
Riley, Cynthia	10,506	10,506	0	0.08%	0%
Rossignol, Fern	12,912	12,912	0	0.09%	0%
Rossignol, Raymond	20,359	20,359	0	0.15%	0%
Santa Cruz Overseas Corp [3]	73,062	73,062	0	0.52%	0%
Savoy, Joesph and Dorothy	6,363	6,363	0	0.05%	0%
Saxton, Lis	19,522	19,522	0	0.14%	0%
Shannon, Robert	6,897	6,897	0	0.05%	0%
Shen, Michael	50,000	50,000	0	0.36%	0%
Smelquist, Ken [5]	1,171,292	1,171,292	0	8.40%	0%
Smith, Derryl	6,897	6,897	0	0.05%	0%
Smith, Linda	6,897	6,897	0	0.05%	0%
Smith, Patrick	6,897	6,897	0	0.05%	0%
Smythe, William	9,655	9,655	0	0.07%	0%
Sterling, David	19,750	19,750	0	0.14%	0%
Stilling, Sheila	40,000	40,000	0	0.29%	0%
Talbot, Valerie	13,015	13,015	0	0.09%	0%
The Champion Trust [4]	40,000	40,000	0	0.29%	0%
Thomas, Lowell	5,270	5,270	0	0.04%	0%
Thomas, Malcom G	72,872	72,872	0	0.52%	0%
Thomas, Stirling	10,000	10,000	0	0.07%	0%
Underhill, Paul	6,897	6,897	0	0.05%	0%
Van Drecht, Reg	26,427	26,427	0	0.19%	0%
Walting, Ralph	7,042	7,042	0	0.05%	0%
Warman, Glen	20,000	20,000	0	0.14%	0%
Warman, Shawn	6,283	6,283	0	0.05%	0%
Watson, Brian	21,722	21,722	0	0.16%	0%
Whitehead, Wanada	6,545	6,545	0	0.05%	0%
Wilkins, Robert Arnold	12,553	12,553	0	0.09%	0%
Wilson, Ronald	12,977	12,977	0	0.09%	0%
Winnell, Peter	29,583	29,583	0	0.21%	0%
Wolanksy, Christopher	25,929	25,929	0	0.19%	0%
Wolfert, Eric	10,000	10,000	0	0.07%	0%
Wolfert, Randy	20,000	20,000	0	0.14%	0%

Wolfert, Robert	23,000	23,000	0	0.16%	0%
Young. Terance	3,369	3,369	0	0.02%	0%
Youngblood, Teresa	8,900	8,900	0	0.06%	0%
Youngblood, Teresa and Terry	6,336	6,336	0	0.05%	0%
Youngblood, Terry	17,073	17,073	0	0.12%	0%
Total	13,949,830	13,949,830	0	100%	0%

[1]        P. Spencer & Assoc. Ltd. is owned and controlled by Peter Leigh-Spenser who has voting and investment control over the shares it.  The address for P. Spencer & Assoc. Ltd. is 44 Woodstock Estates, Sherwood Park, AB Canada T8A 2B4.

[2]        Pollacks Home Imp Ltd. is owned and controlled by Tammy Pollack who has voting and investment control over the shares held by Pollack=s Home Imp Ltd.  The address for Pollacks Home Imp Ltd. is 109 Colton Brook Rd., QUISPAMSIS, NB Canada E2G 1R3.

[3]        Santa Cruz Overseas Corp is owned and controlled by Jack Arens who has voting and investment control over the shares held by Santa Cruz Overseas Corp.  The address for Santa Cruz Overseas Corp is 569 Dover Drive, Kelowna, BC Canada, V6N 3K9.

[4]        The Champion Trust is administered by Randy Woods, trustee, who has voting and investment control over the shares held by The Champion Trust.  The address for The Champion Trust  is 3018 Calgary Trail, Edmonton, AB Canada T5N 3V8.

[5]        Sales made by these persons and entities are deemed sales by underwriters.  They may sell their shares at $1.00 for the duration of the offering, and they will not be able to rely on Rule 144 to sell shares outside of this offering.

[6]        Lorne Drever, our president, currently owns 100% of the voting shares of 706166 Alberta Ltd.  Further, Mr. Drever exercises sole voting and investment control over the shares held by 706166 Alberta Ltd.  The address for 706166 Alberta Ltd. is 3124 Parsons Road, Edmonton, AB  T6N 1L6.

[7]        Ken Smelquist, our vice president, currently owns 100% of the voting shares of Optimum Instruments Inc.  Further, Mr. Smelquist exercises sole voting and investment control over the shares held by Optimum Instruments Inc.  The address for Optimum Instruments Inc. is  #201, 3124 Parsons Road, Edmonton, AB T6N 1L6.

None of the selling shareholders has, or has had within the past three years, any position, office, or other material relationship with us or any of our predecessors or affiliates other than Lorne Drever and Ken Smelquist.

None of the selling shareholders is a broker-dealer, an affiliate of a broker dealer.

RELATED PARTY TRANSACTIONS

During the year ended December 31, 2009, we had sales to Optimum Wireless Inc., a company controlled by Ken Smellquist, our vice president of $22,200 (2008: $49,684).

We have a property lease agreement with a company controlled by Ken Smelquist, one of our shareholders.  For the year ended December 31, 2009, we incurred rent expense of $nil (2008: $8,128) to a company controlled by a director and significant shareholder of the Company.  As at December 31, 2009, the Company owes $25,010 (2008: $25,010) for expenses incurred on behalf of the Company.  The amounts are unsecured, non-interest bearing, and due on demand.

             As at December 31, 2009, we are owed $39,337 (2008: $29,802) from Tubtron Controls Corp., a related company owned by management and director of the Company for payment of product development costs for projects outside of the company. Lorne Drever, President of the Company, owns 26% and Ken Smelquist owns 31% of this related company.

As at December 31, 2008, we were owed $28,752 from Lorne Drever, President of the Company, for subscription proceeds that was received on behalf of the Company.  The proceeds were forwarded to the Company during fiscal 2009.

By way of a Notice of Hearing dated September 14, 2007 the New Brunswick Securities Commission (“NBSC”) initiated proceedings against Locate Technologies Inc. (“Locate”), Lorne Drever, 706166 Alberta Ltd. (“706”), Tubtron Controls Corp. (“Tubtron”), Bradley Corporate Services Ltd., Harry Niles, Michael Cody and Donald Nason.  The Notice of Hearing related to allegations that the respondents had traded in securities of Locate and Tubtron to residents of New Brunswick from 2002 to 2007 without being registered to do so and without having filed a prospects.  On October 15, 2007, Locate, 706, Tubtron and Mr. Drever consented to an interim cease trade order pending a hearing by the NBSC.  Those proceedings resulted in Locate, 706, Tubtron and Mr. Drever entering into a Settlement Agreement dated August 13, 2008 which was accepted by way of an order of the NBSC dated August 25, 2008.  In the Settlement Agreement Locate and Tubtron agreed to offer rights of rescission to certain subscribers for their shares resident in New Brunswick. The Settlement Agreement acknowledged the following securities violations:

a)	trading in securities while not registered to do so.
b)	trading in securities without having filed a prospectus.
c)	engaging in acts in furtherance of trading in securities while not registered to do so.
d)	Violating court orders with respect to securities trading.
e)	Making untrue and misleading statements to the staff of the NBSC.

The order issued by the NBSC provided, among other things, that except as necessary to permit the offer and exercise of a right of rescission to certain subscribers:

a)
Lorne Drever be permanently barred from trading in securities in the Province of New Brunswick and from acting as a director or officer of any issuer engaging in securities related activities in New Brunswick;

b)	Locate be permanently barred from issuing securities to residents of New Brunswick and denied Locate the use of any exemptions available under New Brunswick securities laws;
c)	706 be permanently barred from issuing any securities to residents of New Brunswick or using any exemptions available under New Brunswick securities laws;
d)	monetary administrative penalties be imposed on the above named respondents.

By way of an offer dated July ____, 2010, accompanied by a Rescission Circular distributed to the subscribers, Locate offered rescission rights to persons that had subscribed for a total of 1,168,521 Shares of Locate (all of which are selling shareholders).  The rescission offer expired August 9, 2010, and was accepted by 29 subscribers with respect to subscriptions for 160,361 Shares and proceeds in the aggregate amount of $406,400 (Canadian) and $15,000 (USD).

The proceedings against the other respondents (Bradley Corporate Services Ltd., Harry Niles, Michael Cody and Donald Nason) were dealt with separately and independently of Locate, Tubtron, 706 and Mr. Drever.

Under its authority to issue a reciprocal enforcement order, on March 17, 2008 the Alberta Securities Commission (“ASC”) issued a Notice of Hearing, naming  Locate, Lorne Drever, 706 and Tubtron as respondents, seeking to issue a reciprocal cease trade order in the Province of Alberta.   Following an interim order (consented to by the respondents) the ASC issued a final order on November 5, 2008 that, among other things, except as necessary to permit the offer and exercise of a right of rescission offered to certain subscribers, ordered that :

a)	Locate, Tubtron and 706 must permanently cease trading that would involve their issuing securities;
b)	all of the exemptions contained in Alberta securities laws do not apply to Locate, Tubtron and 706, permanently; and
c)	Lorne Drever must permanently cease trading in any securities.

On December 9, 2008, the British Columbia Securities Commission applied for a reciprocal enforcement order against Mr. Drever and on January 22, 2009, issued an order that Lorne Drever permanently:

a)	cease trading in, and is prohibited from purchasing securities and exchange contracts in the Province of British Columbia,
b)	resign any position he holds as, and is prohibited from becoming or acting as, a director or officer of any issuer, registrant or investment fund manager,
c)	is prohibited from becoming or acting as a registrant, investment fund manager or promoter,
d)	is prohibited from acting in a management or consultative capacity in connection with activities in the securities market, and
e)	is prohibited from engaging in investor relations activities, in the Province of British Columbia.

Recently, on August 16, 2010, the Ontario Securities Commission issued a Notice of Hearing seeking a reciprocal order in the Province of Ontario.  This Notice of Hearing named as respondents Locate, Lorne Drever, 706, Tubtron, Bradley Corporate Services Ltd., Harry Niles, Michael Cody and Donald Nason.  An initial hearing is scheduled for September 13, 2010, at which it is expected that a date for a full hearing will be set.  At the present time no order has been issued by the Ontario Securities Commission.

The NBSC order was issued as a result of admitted violations of securities laws in the Province of New Brunswick, as described above.  The orders issued in the other jurisdictions were issued on a “reciprocal” basis, on the authority granted to the applicable regulatory authority to issue a cease trade order where an order imposing sanctions or conditions has previously been issued by another securities regulatory authority.

The orders of the various securities commissions have effect only in each applicable jurisdiction and do not have extra-jurisdictional effect.  However, as Locate is an Alberta Corporation, the ASC order prohibiting it from issuing securities effectively prohibits it from issuing securities in any jurisdiction.  While these orders prohibit the issuance of securities by Locate, they do not prohibit the trading of the securities of Locate generally, and do not restrict the resale of existing shares, or other securities, of Locate (except to the extent that the shareholder is the subject of a cease trade order).  As a result, the orders do not have any effect on the ability of selling shareholders to sell their Shares, except for those that are the subject of cease trade orders (including Mr. Drever and 706).

As a result, Locate will be restricted from issuing shares (or other securities) from its treasury (except in connection with the rescission right offered to subscribers), but the purchase and sale of shares of Locate (by other persons) is not restricted by these orders (unless they are themselves expressly subject to the order).  Locate (or any interested person) can make an application to vary, revoke or partially revoke any of these orders, but any such variation or revocation it at the discretion of the regulatory authority and there is no assurance that any such variation or revocation would be granted .

Other than as disclosed above, our directors, senior officers and principal shareholders, or any associate or affiliate of the foregoing, have not participated in and have no other interest, direct or indirect, in any material transactions in which we have participated, or in any proposed transaction which has materially affected or will materially affect our company during the previous three fiscal years and through to December 31, 2009.

There are no additional interests of management in transactions involving our company except as set forth above.

We will determine whether we will enter into a related party transaction on a case-by-case basis.  We prohibit loans to our affiliates.  Other than the foregoing, we have no policies or procedures for the review, approval or ratification of related party transactions.

DESCRIPTION OF SECURITIES

             We were incorporated under the Business Corporations Act of Alberta by registration of our articles of incorporation and bylaws.  Pursuant to the provisions of the Business Corporations Act, a company may conduct any business that it is not restricted by the terms of its articles or bylaws from conducting. Our articles and bylaws contain no such restrictions.

Our directors are required to disclose to the board of directors the nature and extent of their interest in any proposed transaction or contract and must thereafter refrain from voting in respect thereof. An interested director may be counted in the quorum when a determination as to such director’s remuneration is being considered but may not vote in respect thereof.  The directors have an unlimited power to borrow money, issue debt obligations and mortgage or charge our assets provided such actions are conducted bona fide and in the best interests of the Company.  There are no mandatory retirement ages for directors or any required shareholdings.

All holders of common shares are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as the board of directors may from time to time determine. All holders of common shares will share equally on a per share basis in any dividend declared by the board of directors. The dividend entitlement time limit will be fixed by the board of directors at the time any such dividend is declared.  Each outstanding common share is entitled to one vote on all matters submitted to a vote of our shareholders in general meeting.  There are no cumulative voting rights attached to any of our shares and, accordingly, the holders of more than half of the shares represented at a general meeting can elect all of the directors to be elected in a general meeting.  All directors stand for re-election annually.  Upon any liquidation, dissolution or winding up, all common shareholders are entitled to share ratably in all net assets available for distribution after payment to creditors.  The common shares are not convertible or redeemable and have no preemptive, subscription or conversion rights.  In the event of a merger or consolidation, all common shareholders will be entitled to receive the same per share consideration.

The rights of shareholders may only be altered by the shareholders passing a special resolution at a general meeting.  A special resolution may only be passed when it has been circulated to all shareholders by way of an information circular and then must be passed by seventy-five percent of the votes cast at the general meeting.

The board of directors may call annual and extraordinary general meetings when required. One or more shareholders holding in aggregate five percent or more of our issued shares may requisition an extraordinary meeting and the directors are required to hold such meeting within four months of such requisition. Only registered shareholders or persons duly appointed by proxy may be admitted to meetings unless otherwise permitted by the chairman of the meeting.

There are no national limitations or restrictions on the right to own our common shares.

There are no provisions in our bylaws or articles of association that would have the effect of delaying, deferring or preventing a change in control.

There are no provisions in our bylaws or articles of association that establish any threshold for disclosure of ownership.  However, the Alberta Securities Commission requires that persons that are the registered owners of, and/or have voting control over 10% or more of our common shares must file insider reports disclosing securities holdings .

Reports

After we complete this offering, we will not be required to furnish you with an annual report.  Further, we will not voluntarily send you an annual report.  We will be required to file reports with the SEC under section 15(d) of the Securities Act.  The reports will be filed electronically.  The reports we will be required to file are Forms 10-K, 10-Q, and 8-K.  You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC also maintains an Internet site that will contain copies of the reports we file electronically.  The address for the Internet site is www.sec.gov.

Stock Transfer Agent

We act as our own stock transfer agent for our securities.  We intend to retain an Alberta Registrar to act as our transfer agent, subject to the sale of 500,000 shares by us in this offering.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

This description is our counsel’s opinion of the material U.S. federal income tax considerations to investors who hold our common shares as a capital asset.  Our counsel is Conrad C. Lysiak, Attorney at Law, 601 West First Avenue, Suite 903, Spokane, Washington 99201.  This discussion is based upon, as of the date hereof, the applicable provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated or proposed there under, and administrative and judicial interpretation thereof, all of which are subject to change either prospectively or retroactively, or are subject to different interpretations. We have not obtained nor do we intend to obtain, a ruling from the Internal Revenue Service as to any United States federal income tax consequences discussed below and there can be no assurances that the Internal Revenue Service will not take contrary positions.

As used herein, the term “U.S. Holder” means a beneficial owner of common shares that is for United States federal income tax purposes:

*	a citizen or resident of the United States;
*
a corporation, or other entity taxed as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States or any political subdivision thereof;

*	an estate, the income of which is subject to United States federal income taxation regardless of its source; or
*
a trust, if both (a) a United States court is able to exercise primary supervision over the administration of the trust, and (b) one or more United States persons have the authority to control all substantial decisions of the trust. The discussion below does not address all of the United States federal income tax consequences that may be relevant to U.S. Holders in light of their particular circumstances, nor does it address the tax consequences to U.S. Holders subject to special treatment under the United States federal income tax laws, such as:

*	certain financial institutions;
*	insurance companies;
*	traders in securities that elect to mark-to-market;
*	securities dealers;
*	partnerships or other entities classified as partnerships for United States federal income tax purposes;
*	tax-exempt organizations;
*	persons that hold the common shares as part of an integrated investment (including a straddle);
*	persons owning, directly, indirectly or constructively, 10% or more of voting stock of Locate Technologies; and
*	persons whose “functional currency” is not the U.S. dollar. The discussion also does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction.

General

Distributions

Subject to the discussion under Special Tax Provisions below, distributions of cash or property made by Locate Technologies with respect to the common shares will constitute dividends to U.S. Holders, to the extent that the distributions are made out of current or accumulated earnings and profits of Locate Technologies (as determined for United States federal income tax purposes). Dividends paid by Locate Technologies are includable in a U.S. Holder=s gross income and are taxable as ordinary income. If a portion of a distribution made by Locate Technologies with respect to the common shares exceeds its current and accumulated earnings and profits, that portion will be treated as nontaxable return of capital, which will reduce the U.S. Holder’s adjusted basis in the common shares (but not below zero). To the extent a distribution exceeds the U.S. Holder=s adjusted basis in the common shares; the distribution will constitute capital gain.   Dividends received by a corporate U.S. Holder from Locate Technologies will not be eligible for the dividends received deduction.

For United States foreign tax credit purposes, a distribution treated as a dividend for United States federal income tax purposes will constitute income from sources outside the United States. In the case of U.S. Holders who are not residents of Canada, the Canada-United States Income Tax Convention (1980), as amended (the “Convention”), provides that dividends received in respect of the common shares generally will be subject to a 15% Canadian withholding tax. Subject to limitations set forth in the Code, as modified by the Convention, including certain minimal holding periods, U.S. Holders may elect to claim a foreign tax credit against their U.S. federal income tax liability for Canadian tax withheld from dividends paid in respect of common shares. The limitation on foreign taxes eligible for the foreign tax credit is calculated separately with respect to specific classes of income. For this purpose, dividends paid by Locate Technologies generally will constitute Apassive income, or in the case of certain U.S. Holders, Afinancial services income. The rules relating to the United States foreign tax credit are extremely complex and the availability of the foreign tax credit depends on numerous factors. Prospective investors are urged to consult their own tax advisors concerning the application of the United States foreign tax credit rules in light of their particular circumstances.

If a dividend is paid in a currency other than the U.S. dollar, the amount includible in a U.S. Holder’s gross income will be the U.S. dollar value of the dividend, calculated by reference to the exchange rate in effect on the date the U.S. Holder receives the dividend, regardless of whether the payment actually is converted into U.S. dollars. Gain or loss, if any, that a U.S. Holder realizes as a result of currency exchange fluctuations during the period from the date the U.S. Holder includes the dividend in gross income to the date the U.S. Holder converts the payment into U.S. dollars will be treated as ordinary income or loss for United States federal income tax purposes.  This gain or loss will be from sources within the United States for United States foreign tax credit purposes.

Dispositions

Subject to the discussion of Special Tax Provisions immediately below, upon a sale or other taxable disposition of the common shares, a U.S. Holder will recognize taxable gain or loss in an amount equal to the difference between the amount of cash and the fair market value of other property that the U.S. Holder receives in the sale or other taxable disposition (the “amount realized”) and the U.S. Holder’s adjusted tax basis in the common shares. Subject to the passive foreign investment company rules discussed below, the U.S. Holder’s gain or loss will be capital gain or loss.  The gain or loss will be long-term capital gain or loss if the common shares were held by the U.S. Holder for more than one year.

Long-term capital gains recognized by certain non-corporate U.S. Holders (including individuals) are eligible for preferential United States federal income taxation rates.  Any gain or loss recognized by U.S. Holders on a sale or other taxable disposition of the common shares will be treated as derived from U.S. sources for United States foreign tax credit purposes.

The deduction of capital losses is subject to certain limitations under the Code. A capital loss realized by a non-corporate U.S. Holder is allowable as an offset against capital gain and up to $3,000 of ordinary income. Any capital loss not utilized in any taxable year by a non-corporate U.S. Holder may be carried forward indefinitely and used to offset capital gain and up to $3,000 of ordinary income in any future taxable year of the non-corporate U.S. Holder. A capital loss realized by a corporate U.S. Holder is allowable as an offset only against capital gain. Any capital loss not utilized by a corporate U.S. Holder first must be carried back and applied against capital gain in the three years preceding the year of the sale or other taxable disposition giving rise to the capital loss, and then may be carried forward to the five taxable years subsequent to the year of the sale or other taxable disposition.  The amount that a corporate U.S. Holder may carry back is limited, however, to an amount that does not increase or produce a net operating loss in the carry back year.

Backup Withholding and Information Reporting

Backup withholding and information reporting requirements may apply to distributions made by Locate Technologies to a U.S. Holder with respect to the common shares, or to the proceeds of a sale, redemption or other disposition of the common shares. Under the backup withholding rules, a paying agent may be required to withhold tax from a U.S. Holders distributions or proceeds, if the U.S. Holder fails to furnish a correct taxpayer identification number and comply with certain certification procedures, or otherwise fails to comply with the applicable requirements of the backup withholding rules. Some U.S. Holders (including, among others, corporations) are exempt from the backup withholding requirements.  Any amounts withheld under the backup withholding rules  may be claimed by a U.S. Holder as a credit against the U.S. Holders United States federal income tax liability and the U.S. Holder may be entitled to receive a refund, provided that the required information is furnished to the Internal Revenue Service.

Special Tax Provisions

Some provisions of the Code specifically deal with the United States federal income tax treatment of investments by U.S. persons in foreign corporations and may alter the United States federal income tax consequences described above or propose special rules for United States foreign tax credit purposes.

Passive Foreign Investment Company

U.S. persons owning shares of a passive foreign investment company (“PFIC”) are subject to a special United States federal income tax regime with respect to specified distributions received from the PFIC and gain from the sale or disposition of PFIC stock.  A foreign corporation will be classified as a PFIC for United States federal income tax purposes in any taxable year in which, after applying relevant look-through rules with respect to the income and assets of subsidiaries, either:

*	at least 75% of its gross income is passive income;@ or
*	on average at least 50% of the gross value of its assets is attributable to assets that produce passive income or are held for the production of passive income.

For this purpose, passive income includes, among other things, dividends, interest, rents, royalties, gains from the disposition of passive assets and gains from commodities transactions, other than gains derived from qualified active sales of commodities and qualified hedging transactions involving commodities, within the meaning of applicable Treasury Regulations. Based on certain estimates of the gross income and gross assets of Locate Technologies, Locate Technologies does not believe that it currently is a PFIC, nor does Locate Technologies anticipate becoming a PFIC in the foreseeable future.  However, since PFIC status will be determined by Locate Technologies on an annual basis and PFIC status depends upon the composition of Locate Technologies= income and assets (including, among others, less than 25% owned equity investments), and the nature of its activities, from time to time, there can be no assurance that Locate Technologies will not be considered a PFIC for any taxable year.  We are unable to obtain an opinion of counsel at this time regarding PFIC status because the opinion of counsel is dependent upon the existing facts at the time the opinion is obtained.  Upon filing our audited financial statements for the period ending December 31, 2009, we will file a post-effective amendment to this registration statement should it be determined that Locate Technologies Inc. is a PFIC .  Further, no ruling will be sought from the Internal Revenue Service, regarding the characterization of Locate Technologies as a PFIC for United States federal income tax purposes.

If Locate Technologies is treated as a PFIC for any taxable year during which a U.S. Holder held common shares, some adverse consequences could apply to the U.S. Holder (see discussion below). For this reason, if Locate Technologies is treated as a PFIC for any taxable year, a U.S. Holder may desire to make an election to treat Locate Technologies as a “qualified electing fund” (a “QEF”) with respect to the electing U.S. Holder.  A QEF election should be made on or before the due date for filing the electing U.S. Holder’s United States federal income tax return for the first taxable year in which the common shares are held by the U.S. Holder and Locate Technologies is treated as a PFIC.

If a timely QEF election is made, whether or not distributed by Locate Technologies, the electing U.S. Holder will be required to annually include in gross income (a) as ordinary income, a pro-rata share of the ordinary earnings of Locate Technologies, and (b) as long-term capital gain, a pro-rata share of the net capital gain of Locate Technologies. An electing corporate U.S. Holder will not be eligible for the dividends received deduction with respect to the income or gain included in gross income under this rule. In addition, in the event that Locate Technologies incurs a net loss for a taxable year, the loss will not be available as a deduction to an electing U.S. Holder, and may not be carried forward or back in computing the ordinary earnings and net capital gain of Locate Technologies in other taxable years. In some cases in which a QEF does not distribute all of its earnings in a taxable year, electing U.S. Holders may be permitted to elect to defer the payment of some or all of their United States federal income taxes on the QEF’s undistributed earnings, subject to an interest charge on the deferred tax amount.

If Locate Technologies is treated as a PFIC for any taxable year during which a U.S. Holder held common shares, Locate Technologies will provide to a U.S. Holder, upon written request, all information and documentation that the U.S. Holder is required to obtain in connection with making a QEF election for United States federal income tax purposes.

A U.S. Holder fails to make a timely QEF election (or mark-to-market election, see discussion below) for any taxable year that Locate Technologies is treated as a PFIC, the United States federal income tax consequences to the U.S. Holder will be determined under the so-called “interest charge” method.  Under the interest charge regime:

*
any gain derived from the disposition of PFIC stock (possibly including a gift, an exchange in a corporate reorganization, or a grant as security for a loan), as well as any “excess distribution” that is received from the PFIC (i.e., a distribution that exceeds 125% of the average distributions from the shorter of the prior three years, or the U.S. Holder’s holding period for the stock), will be treated as ordinary income that was earned ratably over each day in the U.S. Holder’s holding period for the PFIC stock;

*
the portion of the gain or distribution that is allocable to prior taxable years, other than any year before Locate Technologies became a PFIC, will be subject to United States federal income tax at the highest rate applicable to ordinary income for the relevant taxable years, regardless of the tax rate otherwise applicable to the U.S. Holder; and

*
an interest charge will be imposed on the resulting United States federal income tax liability as if such liability represented a tax deficiency for the past taxable years, other than any year before Locate Technologies became a PFIC. In addition, a step-up in the tax basis of the PFIC stock may not be available upon the death of a non-corporate U.S. Holder.

In many cases, application of the interest charge regime will have substantially more onerous United States federal income tax consequences than would result if a timely QEF election is made by a U.S. holder. Accordingly, if Locate Technologies is treated as a PFIC for any taxable year, U.S. holders are urged to carefully consider whether to make a QEF election and the consequences of not making the election.

As an alternative to the QEF election, a U.S. Holder of marketable stock in a PFIC may make a “mark-to-market” election, provided the PFIC stock is regularly traded on a qualified exchange. Under applicable Treasury Regulations, a qualified exchange includes a national securities exchange that is registered with the SEC or the national market system established under the Securities Exchange Act of 1934. Under applicable Treasury Regulations, PFIC stock traded on a qualified exchange is regularly traded on the exchange for any calendar year during which the stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Locate Technologies cannot assure U.S. Holders that the common stock will be treated as regularly traded on a qualified exchange.

If a valid mark-to-market election is made, the electing U.S. Holder  would (a) include in gross income, entirely as ordinary income, an amount equal to the difference between the fair market value of the PFIC stock as of the close of the taxable year and the U.S. Holder’s adjusted basis in the PFIC stock, and (b) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the PFIC stock over its fair market value at the end of the taxable year, but only to the extent of the amount previously included in income as a result of the mark-to-market election.

Foreign Personal Holding Company

U.S. persons owning, directly or indirectly (on the last day of the corporation’s taxable year), shares of a foreign corporation that is a “foreign personal holding company” (“FPHC”) are required to include in their gross income a pro rata share of the FPHC’s foreign personal holding company income that has not been distributed by the corporation to its shareholders during its taxable year. A foreign corporation will constitute a FPHC if more than 50% of its stock (by vote or value) is owned (directly or indirectly) by five or fewer individuals who are U.S. citizens or residents and at least 60% (50% in certain years following the year in which the corporation becomes a FPHC) of its gross income consists of foreign personal holding company income.  Foreign personal holding company income includes interest, dividends, royalties, certain rents, and gain from the sale of stock or securities. Based upon the expected size and distribution of common shares in the offering and among current holders, Locate Technologies does not expect to meet the FPHC stock ownership test immediately after the offering and, therefore, will not be a FPHC at such time. Locate Technologies does not expect to meet the income test immediately after the offering and, therefore, will not qualify as a FPHC based upon our income. However, future changes of ownership and income could cause Locate Technologies to become a FPHC.

CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is our counsel=s opinion of material Canadian federal income tax considerations applicable to the holders of common shares acquired pursuant to this offering who at all relevant times hold such common shares as capital property, deal at arms’ length with Locate Technologies, and are not affiliated with Locate Technologies, all within the meaning of the Income Tax Act (Canada) (the “Canadian Tax Act”).  Our counsel is Conrad C. Lysiak, Attorney at Law, 601 West First Avenue, Suite 903, Spokane, Washington 99201.  The common shares will be considered to be capital property to you unless held in the course of carrying on a business, in an adventure in the nature of trade, or as Amark-to-market property@ for purposes of the Canadian Tax Act.  Shareholders who will not hold their Locate Technologies common shares as capital property should consult their own tax advisors regarding their particular circumstances, as this summary does not apply to these holders. This summary does not take into account the potential application to certain financial institutions, as defined in the Canadian Tax Act, of the mark-to-market rules.  This summary is based on the current provisions of the Canadian Tax Act, the regulations there under, and counsel’s understanding of the current published administrative practices and policies of the Canada Revenue Agency, all in effect as of the date of this document. This summary takes into account all specific proposals to amend the Canadian Tax Act or the regulations publicly announced by the Minister of Finance (Canada) prior to the date of this document, although no assurances can be given that the proposed amendments will be enacted in the form proposed, or at all. This summary does not take into account or anticipate any other changes in law, whether by judicial, governmental or legislative action or decision, nor does it take into account provincial, territorial or foreign income tax legislation or considerations, which may differ from the Canadian federal income tax considerations described herein.

Holders Resident in Canada

The following section of this summary applies to a holder of Locate Technologies common shares who, for purposes of the Canadian Tax Act and any applicable tax treaty or convention, is or is deemed to be resident in Canada at all relevant times (referred to in this summary as a Canadian holder). A Canadian holder whose Locate Technologies common shares might not otherwise qualify as capital property may be entitled to obtain such qualification in certain circumstances by making an irrevocable election permitted by subsection 39(4) of the Canadian Tax Act.

Taxation of Dividends

In the case of a Canadian holder who is an individual, dividends received or deemed to be received by the holder on Locate Technologies common shares will be included in computing the holder=s income and will be subject to the gross-up and dividend tax credit rules normally applicable to taxable dividends received from taxable Canadian corporations.  Dividends received by a corporation on Locate Technologies common shares must be included in computing the corporation’s income but will be deductible in computing its taxable income.  A private corporation (as defined in the Canadian Tax Act) or any other corporation resident in Canada and controlled or deemed to be controlled by or for the benefit of an individual or a related group of individuals, will be liable under Part IV of the Canadian Tax Act to pay a refundable tax of 33 1/3% of dividends received or deemed to be received on Locate Technologies common shares to the extent that such dividends are deductible in computing its taxable income.

Disposition of Common Sharesby Residents of Canada

A disposition or deemed disposition of Locate Technologies common shares by a Canadian holder will generally result in a capital gain (or capital loss) equal to the amount by which the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the Canadian holder of such shares immediately before the disposition. Under the provisions of the Canadian Tax Act, one-half of any capital gain realized by a Canadian holder will be required to be included as a taxable capital gain in computing income for the year of disposition. One-half of any capital loss (an “allowable capital loss”) realized by a Canadian holder may be deducted against taxable capital gains realized in the year of disposition. Subject to detailed rules contained in the Canadian Tax Act, any excess of allowable capital losses over taxable capital gains may be carried back up to three taxation years or forward indefinitely and deducted against net taxable capital gains of those other taxation years.

Capital gains realized by an individual or trust (other than certain specified trusts) may be subject to alternative minimum tax under the Canadian Tax Act. If the Canadian holder of common shares is a corporation, the amount of any capital loss realized on the disposition or deemed disposition of a common share may be reduced by the amount of dividends received or deemed to have been received by it on such common share to the extent and under the circumstances prescribed by the Canadian Tax Act. Similar rules may apply where a corporation is a member of a partnership or beneficiary of a trust that owns common shares or that is itself a member of a partnership or a beneficiary of a trust that owns common shares.

A Canadian-controlled private corporation (as defined in the Canadian Tax Act), may also be liable to pay a 6 2/3% refundable tax on certain investment income, including taxable capital gains.

Disposition of Common Sharesby Non-Canadian Residents

A Non-Resident Shareholder will not be subject to tax under the Canadian Tax Act in respect of any capital gain realized on the disposition of Locate Technologies common shares.

Holders Not Resident In Canada

The following portion of the summary is applicable to a Locate Technologies shareholder:

*	who, at all relevant times, is neither a resident nor deemed to be a resident of Canada for purposes of the Canadian Tax Act and any applicable tax treaty or convention;
*	who does not use or hold (and will not use or hold) and is not deemed to use or hold Locate Technologies common shares in, or in the course of, carrying on a business in Canada; and
*
to whom the Locate Technologies common shares do not constitute taxable Canadian property for purposes of the Canadian Tax Act (referred to in this summary as a “Non-Resident Shareholder”). Special rules which are not discussed in this summary apply to a non-resident that carries on an insurance business in Canada or elsewhere.

Locate Technologies common shares will not be taxable Canadian property to a Non-Resident Shareholder at a particular time provided that such shares are listed on a prescribed stock exchange (which includes the New York Stock Exchange and the Nasdaq National Market) at that time, and the holder, persons with whom the holder does not deal at arm=s length, or the holder together with all such persons has not owned 25% or more of the issued shares of any class or series in the capital of Locate Technologies at any time during the 60-month period that ends at the particular time.  For this purpose, it is the position of the Canada Revenue Agency that holders of an interest in or option to acquire Locate Technologies common shares will be considered to hold the common shares to which such interest or option relates. Common shares can be deemed to be taxable Canadian property in certain circumstances set out in the Canadian Tax Act.

Taxation of Dividends

Dividends on Locate Technologies common shares paid or credited or deemed under the Canadian Tax Act to be paid or credited to a Non-Resident Shareholder will be subject to Canadian withholding tax at the rate of 25%, subject to any applicable reduction in the rate of withholding in any applicable tax treaty where the holder is a resident of a country with which Canada has an income tax treaty. If the Non-Resident Shareholder is a United States resident entitled to benefits under the Canada-United States Income Tax Convention, dividends on Locate Technologies common shares will be subject to Canadian withholding tax at the rate of 15%.

SHARES ELIGIBLE FOR FUTURE SALE

U.S. Eligibility for Future Sales

As described below, no common shares outstanding immediately before this offering will be available for sale in the United States immediately after this offering as a result of various contractual restrictions on resale. Sales of substantial amounts of our common shares in the public market after the restrictions lapse could adversely affect the prevailing market price and our ability to raise equity capital in the future.

Upon completion of this offering, we will have 14,449,830 outstanding common shares.  Of these common shares, the 500,000 common shares offered for sale will be freely tradable without restriction in the United States under the Securities Act of 1933 unless purchased by our affiliates.

Of the remaining 13,949,830 common shares, 6,278,538 common shares were offered and sold outside the United States to non-U.S. persons who are not our affiliates, and 7,671,292 common shares are held by our officers, directors and affiliates.   Common shares held by our officers, directors and affiliates, and restricted securities, may be sold in the public market in the United States only if registered or if they qualify for an exemption from registration .  Ken Smelquist, Optimum Instruments, and 706166 Alberta Ltd. will not be able to rely on the Rule 144 exemptions to sell their shares due to their status as underwriters

             Due to the provisions of Rules 144 described below, shares will be available for sale in the U.S. public market as follows :

*	We may not sell shares on or before 180 days from the date of this prospectus;
*	6,278,538 common shares were offered and sold outside the United States to non-U.S. persons who are not our affiliates and may be eligible to be resold freely in the United States

Rule 144.

In general, under Rule 144, a person, who is not an affiliate and who has owned his shares for at least six months, may resell his shares in the United States, provided we are current in our reporting obligation with the Securities and Exchange Commission.  After a person, who is not an affiliate, has owned his shares of at least one year, he may resell his shares without complying with any Rule 144 requirements.

Affiliates, who are generally comprised of officers, directors and holders of 10% or more of our shares of common stock and have held their shares at least six months must comply with all Rule 144 requirements, which consist (1) Locate being current in its reporting obligations with the SEC; (2) may not sell more than 1% of the total outstanding shares every three months; (3) sell the shares in a broker’s transaction; and, (4) file a Form 144 with the SEC .

Rule 701.

In general under Rule 701, any of our employees, officers, directors, consultants or advisors who purchased or received shares from us before this offering under a compensatory stock or option plan or written agreement will be eligible to resell their shares in the United States in reliance on Rule 144.  Non-affiliates will be able to sell their shares in the United States after they have been held for six months . Affiliates are subject to all of the provisions of Rule 144 except that they will be able to sell their shares without compliance with the holding period requirement of Rule 144.

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

Our offering is being made in a direct public offering, without any involvement of broker-dealers, $500,000 all or nothing basis.   Subject to receipt of $500,000, the funds received from subscribers will be used by us as set forth in the Use of Proceeds section of this prospectus.

Funds from this offering will be placed in a separate bank account at Canadian Western Bank, 2142 99th Street, Edmonton, Alberta, Canada T6N 1L2.  Its telephone number is (780) 988-8607.  The funds will be maintained in the separate bank until we receive $500,000 at which time we will remove those funds and use the same as set forth in the Use of Proceeds section of this prospectus. This account is not an escrow, trust or similar account.  If we have not sold the 500,000 shares and raised the $500,000 within 270 days of the effective date of our registration statement, all funds will be promptly returned to you without a deduction of any kind.  However, future actions by creditors in the subscription period could preclude or delay us in refunding your money.  During the 270 day period, no funds will be returned to you. You will only receive a refund of your subscription if we do not raise the $500,000 within the 270 day period referred to above.  Any interest earned on funds you use to purchase the shares will be retained by us even if we return the funds to you.  We reserve the right to terminate the offering at any time in our sole discretion.   Sold securities are deemed securities which have been paid for with collected funds prior to expiration of 270 day period.   Collected funds are deemed funds that have been paid by the drawee bank.  Lorne Drever, one of our officers and directors, will make the determination regarding whether the offering conditions are satisfied.  There are no finders fees involved in our distribution.

Our officers, directors, and affiliates will not purchase shares in this offering.

We will sell the shares in this offering through Ken Smelquist, one of our officers and directors.  He will receive no commission from the sale of any shares.  He will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1.  Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker/dealer.  The conditions are that:

1.  The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation;

2.  The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3.  The person is not at the time of their participation, an associated person of a broker/dealer; and,

4.  The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C)  Does not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Ken Smelquist is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer.  He is and will continue to be one of our officers and directors at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer.  He is not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

Only after our registration statement is declared effective by the SEC, do we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering.  We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in us and a possible investment in the offering.

We intend to sell our shares in the states of New York, Illinois, Georgia, Wyoming, Colorado, New York and New Jersey and outside the United States of America.

Section 15(g) of the Exchange Act

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder.  They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).  While Section 15g and Rules 15g-1 through 15g-6 apply to broker/dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Again, the foregoing rules apply to broker/dealers.  They do not apply to us in any manner whatsoever.  The application of the penny stock rules may affect your ability to resell your shares.

Offering Period and Expiration Date

This offering will start on the date of this prospectus and continue for a period of 270 days.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

1.  execute and deliver a subscription agreement

2.  deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “LOCATE TECHNOLOGIES INC.”

Events that would terminate the offering

The following material events would cause us to terminate the offering and would cause us to return the subscription price to you:

1.	An extension of the offering period beyond the disclosed time frame.

2.	A change in the offering price.

3.	A change in the 500,000 share threshold requirement

4.	A change to allow sales to affiliates in order to meet the 500,000 share threshold.

5.	A change in the application of the proceeds.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason.  All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.  Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

             This offering is being made in the United States .  The common shares will be offered in the United States through the officers and directors directly.

Prior to this offering, there has been no public market for the shares. The initial public offering price of $1.00 was determined by our board of directors.  The board of directors considered one factor in determining of the offering price for the 500,000 shares of common stock.  That factor was what the board of directors believed a buyer would be willing to pay for the shares of common stock.  The board unanimously agreed that the price would be $1.00.

Sales by Selling Shareholders, including Ken Selquist, Optimum Instruments and 706166 Alberta Limited.

The selling security holders (which as used herein includes donees, pledgees, transferees or other successors-in-interest), selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder  not deemed to be an underwriter, as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices, however, selling security holders may not sell their shares other than at the fixed $1.00 per share until such time as the shares are traded on a market such as the Bulletin Board operated by the Financial Industry Regulatory Authority.  There is no assurance that the shares of common stock will ever trade on a market.

The selling security holders, not deemed underwriters, may use any one or more of the following methods when disposing of shares or interests therein:

-	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
-	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
-	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
-	an exchange distribution in accordance with the rules of the applicable exchange;
-	privately negotiated transactions;
-	short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;
-	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
-	broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;
-	a combination of any such methods of sale; and
-	any other method permitted pursuant to applicable law.

The selling security holders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus.  The selling security holders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling security holders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The selling security holders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The selling security holders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling security holders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any.  Each of the selling security holders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents.  We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The selling security holders also may resell all or a portion of the shares transactions in reliance upon Rule 144 of the Securities Act of 1933.

To the extent required, the shares of our common stock to be sold, the names of the selling security holders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.  In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates.  In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.  The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling security holders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We will keep the registration statement of which this prospectus constitutes a part effective until the earlier of such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement.

LEGAL MATTERS

Certain legal matters in connection with the common shares offered by this prospectus and certain tax matters will be passed upon for us by The Law Office of Conrad C. Lysiak, P.S., 601 West First Avenue, Suite 903, Spokane, Washington, 99201, our United States counsel.

EXPERTS

Our financial statements as at and for the year ended December 31, 2009 have been included in this prospectus in reliance upon the report of M&K CPAS, PLLC, Suite 575 – 13831 Northwest Freeway, Houston, TX, 77040 and our audited financial statements for the years ended December 31, 2008 and 2007 have been included in this prospectus in reliance upon the report of Manning Elliott LLP, Independent Registered Public Accounting Firm, 1050 West Pender Street, Vancouver, British Columbia, Canada, V6E 3S7 upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act with respect to the common shares offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto, to which reference is hereby made. With respect to each contract, agreement or other document filed as an exhibit to the registration statement, reference is made to such exhibit for a more complete description of the matter involved. The registration statement and the exhibits thereto filed by us with the SEC may be inspected at the public reference facility of the SEC listed below.

The registration statement, reports and other information filed or to be filed with the SEC by us can be inspected and copied at the public reference facilities maintained by the SEC at 100 F. Street NW, Washington, D.C. 20549. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding registrants that make electronic filings with the SEC using its EDGAR system.

As a foreign private issuer, we are exempt from the rules under the Securities Exchange Act of 1934 prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Securities Exchange Act.

EXPENSES OF ISSUANCE AND DISTRIBUTION

SEC registration fee	$1,200
NASD filing fee	$0
Blue Sky fees and expenses	$2,000
Attorneys fees and expenses	$35,000
Accountants fees and expenses	$32,000
Transfer Agents and Registrars fees and expenses	$2,000
Printing and engraving fees	$2,000
Miscellaneous	$800
Total	$75,000

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Locate Technologies, Inc.

We have audited the accompanying balance sheet of Locate Technologies, Inc. as of December 31, 2009, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements as of December 31, 2008 and the two year period then ended were audited by other auditors whose report expressed an unqualified opinion on those statements.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Locate Technologies, Inc. and as of December 31, 2009, and the results of its operations, stockholders’ equity (deficit) and cash flows for the period described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

M&K CPAS, PLLC

www.mkacpas.com
Houston, Texas
July 23, 2010

Locate Technologies, Inc.
Balance Sheets
(Expressed in Canadian Dollars)

	December 31,
	2009	2008
	$	$

ASSETS

Current Assets
Cash	27,006	-
Accounts receivable	1,195	117,683
Inventory (Note 3)	51,875	80,876
Income taxes recoverable	1,355	-
Due from related parties (Note 7)	39,337	58,554
Other current assets	3,843	2,560

Total Current Assets	124,611	259,673

Property and Equipment (Note 4)	9,118	12,074

Total Assets	133,729	271,747

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities
Bank indebtedness	-	78,855
Accounts payable	78,456	107,757
Accrued liabilities	1,680	1,500
Notes payable (Note 5)	80,000	75,000
Other current liabilities	-	-
Due to related parties (Note 7)	25,010	25,010

Total Liabilities	185,146	288,122

Continuance of Operations (Note 1)
Contingency (Note 8)

STOCKHOLDERS' EQUITY (DEFICIT)

Common stock: Unlimited number authorized with no par value; 13,949,830	3,524,912	3,538,815
and 13,949,830 common shares issued and outstanding, respectively

Common stock subscribed	-	-

Donated capital	213,902	213,902

Deficit	(3,790,231)	(3,769,092)

Total Stockholders' Equity (Deficit)	(51,417)	(16,375)

Total Liabilities and Stockholders' Equity (Deficit)	133,729	271,747

(The accompanying notes are an integral part of the financial statements)

Locate Technologies, Inc.
Statements of Operations
(Expressed in Canadian Dollars)

	Years Ended December 31,
	2009	2008	2007
	$	$	$

Revenues	892,666	260,788	403,262

Cost of Sales	349,532	168,455	133,289

Gross Profit	543,134	92,333	269,973

Operating Expenses
Selling, general and administrative (Schedule)	534,540	518,301	477,394
Research and development	-	12,000	-
Amortization	2,956	3,280	3,667

Total Operating Expenses	537,496	533,581	481,061

Loss From Operations	5,638	(441,248)	(211,088)

Other Expenses
Other expense (Note 8)	-	(68,334)	-
Interest expense	(26,777)	(16,626)	(36,005)

Net income (Loss)	(21,139)	(526,208)	(247,093)

Net Income (Loss) Per Share – Basic and Diluted	(0.00)	(0.04)	(0.02)

Weighted Average Shares Outstanding	13,949,830	13,596,000	11,881,000

(The accompanying notes are an integral part of the financial statements)

Locate Technologies, Inc.
Statements of Cash Flows
(Expressed in Canadian Dollars)

	Years Ended December 31,
	2009	2008	2007
	$	$	$

Operating Activities
Net income (loss) for the year	(21,139)	(526,208)	(247,093)

Adjustments to reconcile net loss to net cash used in operating activities:
Amortization	2,956	3,280	3,667

Change in operating assets and liabilities
Accounts receivable	116,488	(86,771)	(30,069)
Deferred financing cost	-	-	30,096
Inventory	29,001	69,863	(7,792)
Other current assets	(1,283)	(2,560)	-
Prepaid expenses	-	-	60
Income taxes recoverable	(1,355)	-	-
Accounts payable and accrued liabilities	(29,121)	8,724	(31,315)
Other current liabilities	-	(2,248)	373
Advances from related companies	441,693	169,504	49,433
Advances to related companies	(422,476)	(31,433)	(207,635)

Net Cash Used in Operating Activities	114,764	(397,849)	(440,275)

Investing Activities
Purchase of property and equipment	-	(3,451)	(265)

Net Cash Flows Used in Investing Activities	-	(3,451)	(265)

Financing Activities
Proceeds from bank indebtedness	-	77,594	-
Repayment of bank indebtedness		-	(4,391)
Proceeds from notes payable	420,000	155,000	320,000
Repayment of note payable	(415,000)	(160,000)	(320,000)
Proceeds from common stock subscriptions		-	340,000
Proceeds from issuance of common stock	-	328,706	104,931
Common stock re-purchased and cancelled	(13,903)	-	-

Net Cash Flows Provided by Financing Activities	(8,903)	401,300	440,540

Increase (Decrease) In Cash	105,861	-	-

Cash, Beginning of Period	(78,855)	-	-

Cash, End of Period	27,006	-	-

Supplemental Disclosures
Interest paid	(26,777)	18,151	39,314
Income taxes paid	-	-	-

(The accompanying notes are an integral part of the financial statements)

Locate Technologies, Inc.
Statement of Stockholders' Equity (Deficit)
(Expressed in Canadian Dollars)

							Total
			Common Stock				Stockholders’
	Common Stock		Subscribed		Donated		Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
	#	$	#	$	$	$	$

Balance – December 31, 2006	11,753,859	2,357,725	693,547	407,453	213,902	(2,995,791)	(16,711)

Issuance of common shares	190,000	104,931	(125,000)	(70,000)	-	-	34,931
	-	-	821,659	410,000	-	-	410,000
Subscription for common shares

Redemption/cancellation of common shares	(13,098)	-	-	-	-	-	-
Net loss for the year	-	-	-	-	-	(247,093)	(247,093)

Balance – December 31, 2007	11,930,761	2,462,656	1,390,206	747,453	213,902	(3,242,884)	181,127

Issuance of common shares	2,079,069	1,111,628	(1,390,206)	(747,453)	-	-	364,175

Redemption/cancellation of common shares	(60,000)	(35,469)	-	-	-	-	(35,469)

Net loss for the year	-	-	-	-	-	(526,208)	(526,208)

Balance – December 31, 2008	13,949,830	3,538,815	-	-	213,902	(3,769,092)	(16,375)

Issuance of common shares	-	-	-	-	-	-

Redemption/cancellation of common shares	-	(13,903)	-	-	-	-	(13,903)

Net income for the year	-	-	-	-	-	(21,139)	(21,139)
Balance – December 31, 2009	13,949,830	3,524,912	-	-	213,902	(3,790,231)	(51,417)

(The accompanying notes are an integral part of the financial statements)

Locate Technologies Inc.
Notes to the Financial Statements
(Expressed in Canadian Dollars)
For the years ended December 31, 2009 and 2008

1.	Nature of Business and Continuance of Operations

Locate Technologies, Inc. (“the Company”) was incorporated under the Business Corporations Act in the Province of Alberta on May 30, 2000 and commenced operations on January 1, 2001. The Company is based in Edmonton, Alberta, Canada and provides proprietary wireless internet solutions to various automatic meter reading (AMR) markets. The Company’s AMR solution employs specialized hardware and software that has residential and commercial applications.

At December 31, 2009, the Company has an accumulated deficit of $3,790,231 since inception and a working capital deficiency of $60,535. The Company plans to generate sufficient cash flow from sales to meet its long-term requirements; however, the Company needs additional financing to carry out its business plan. No commitments to provide additional funds have been made by management or shareholders. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to the Company. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that may be required should the Company be unable to continue as a going concern.

In August 2008, the Company and two related companies with a common director, entered into a Settlement Agreement (the “Settlement Agreement”) with the New Brunswick Securities Commission (“NBSC”) relating to issuance and trading of the Company’s securities to residents of New Brunswick considered unauthorized by the NBSC. Refer to Note 8.

The Company plans to file an amended F-1 Registration Statement (“F-1”) with the United States Securities and Exchange Commission to register 11,322,463 shares of common stock for resale by existing shareholders of the Company at $1.00 per share until the shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices. Also pursuant to the F-1, the Company plans to offer up to 500,000 common shares at a price of $1.00 USD per share for maximum proceeds of $500,000 USD to the Company.

2.	Summary of Significant Accounting Principles

a)	Basis of Presentation
These financial statements and notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in Canadian dollars. The Company’s year end is December 31.

b)	Cash and Cash Equivalents
The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.  As at December 31, 2009 the Company had bank indebtedness of $ nil (2008 – $77,594) which is comprised of a Canadian Western Bank demand line of credit  bearing interest at 18% per annum and is unsecured.

c)	Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Areas where significant estimates have been applied include the recoverability of property and equipment. The Company regularly evaluates estimates and assumptions related to valuation of accounts receivable, inventory, property and equipment, and deferred income tax. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Locate Technologies Inc.
Notes to the Financial Statements
(Expressed in Canadian Dollars)
For the years ended December 31, 2009 and 2008

2.	Summary of Significant Accounting Principles (continued)

d)	Inventory
Inventory consists primarily of hardware components and is valued at the lower of cost and net realizable value. Cost is determined on a first-in, first-out basis.

e)	Property and Equipment
Property and equipment is recorded at cost and amortized using the declining balance method which approximates straight-line.  Half amortization is taken in the year of acquisition and none in the year of disposal. The annual amortization rates are as follows:

Furniture and fixtures	20%
Computer equipment	30%
Computer software	100%
Shop equipment	30%

Amortization of leasehold improvements is recorded on a straight-line basis over the remaining term of the lease plus the first renewal option, being a total term of six and one-half years.

f)	Research and Development Costs
Research and development costs related to the enhancement of existing modems and computer products are charged to operations as incurred until technological feasibility in the form of a working model has been established. The time period between the establishment of technological feasibility and completion of product development is expected to be short, therefore the Company has not capitalized product development costs during the respective periods. For the year ended December 31, 2009, the Company has not incurred (2008: $12,000) research and development costs.

g)	Basic and Diluted Net Income (Loss) Per Share
The Company computes net income (loss) per share in accordance generally accepted accounting principles which require presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive. The Company has no dilutive potential shares.

h)	Revenue Recognition
The Company recognizes revenue from the sale of products and services in accordance with generally accepted accounting principles.  Revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed or products shipped, and collectability is reasonably assured.

The Company will recognize revenue from licensing its products in accordance with generally accepted accounting principles.  Revenue from licensing its products is recognized when persuasive evidence of an arrangement exists, the price is fixed or determinable, collection of the resulting receivable is probable, and returns can be reasonably estimated. The Company does not provide maintenance or service on the sale of its products. This policy is prospective in nature as the Company has not generated any licensing revenues.

Locate Technologies Inc.
Notes to the Financial Statements
(Expressed in Canadian Dollars)
For the years ended December 31, 2009 and 2008

2.	Summary of Significant Accounting Principles (continued)

i)	Allowance for Bad Debts
The Company continually monitors timely payments and assesses any collection issues. The allowance for its bad debts is based on the Company’s detailed assessment of the collectability of specific customer accounts. Any significant customer accounts that are not expected to be collected are excluded from revenues.

j)	Comprehensive Income
FASB guidelines establish standards for the reporting and display of comprehensive income and its components in the financial statements. The Company has no items that represent comprehensive income for any of the periods presented and, therefore, has not included a schedule of comprehensive income in these financial statements.

k)	Long-Lived Assets
In accordance with FASB guidelines the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life.

Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

l)	Foreign Currency
The Company’s functional and reporting currency is the Canadian dollar. Foreign currency transactions and balances are translated in accordance with generally accepted accounting standards. Transactions undertaken in a currency other than the Canadian dollar are remeasured into Canadian dollars using exchange rates at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are remeasured at each balance sheet date at the exchange rate prevailing at the balance sheet date. Gains and losses arising on remeasurement or settlement of foreign currency denominated transactions or balances are included in the determination of income. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

m)	Financial Instruments and Concentrations
Financial instruments consist of accounts receivable, other current assets and liabilities, accounts payable and accrued liabilities, bank indebtedness, notes payable and advances due to and from related parties. The fair values of these financial instruments were estimated to approximate their carrying values due to their immediate or short-term maturity. The Company does not use derivative instruments to reduce its exposure to foreign currency risk.

The Company’s products are primarily sold to utility companies located throughout North America. For the years ended December 31, 2009, and 2008, sales to two customers represented approximately 85%, and 64% of total revenues, respectively.

Locate Technologies Inc.
Notes to the Financial Statements
(Expressed in Canadian Dollars)
For the years ended December 31, 2009 and 2008

2.	Summary of Significant Accounting Principles (continued)

n)	Income taxes
Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

o)	Advertising
The Company charges to operations the costs of advertising as incurred. For the years ended December 31, 2009, and 2008, advertising expense was $48,951, and $37,751 respectively.

p)	Share Issuance Costs
Costs incurred in connection with raising equity capital and shares are initially capitalized until the equity is issued and then deducted from proceeds when received.

q)	Shipping and Handling Costs
The Company’s shipping and handling costs are included in cost of sales.

r)	Recent Accounting Pronouncements
Effective June 30, 2009, the Company adopted a new accounting standard issued by the FASB related to the disclosure requirements of the fair value of the financial instruments. This standard expands the disclosure requirements of fair value (including the methods and significant assumptions used to estimate fair value) of certain financial instruments to interim period financial statements that were previously only required to be disclosed in financial statements for annual periods. In accordance with this standard, the disclosure requirements have been applied on a prospective basis and did not have a material impact on the Company’s financial statements. On September 30, 2009, the Company adopted changes issued by the Financial Accounting Standards Board (FASB) to the authoritative hierarchy of GAAP.  These changes establish the FASB Accounting Standards Codification (Codification) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with GAAP.  Rules and interpretive releases of the Securities and Exchange Commission (SEC) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants.  The FASB will no longer issue new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts; instead the FASB will issue Accounting Standards Updates.  Accounting Standards Updates will not be authoritative in their own right as they will only serve to update the Codification.  These changes and the Codification itself do not change GAAP.  Other than the manner in which new accounting guidance is referenced, the adoption of these changes had no impact on the Financial Statements.

In January 2010, the FASB issued Accounting Standards Update 2010-02, Consolidation (Topic 810):  Accounting and Reporting for Decreases in Ownership of a Subsidiary. This amendment to Topic 810 clarifies, but does not change, the scope of current US GAAP. It clarifies the decrease in ownership provisions of Subtopic 810-10 and removes the potential conflict between guidance in that Subtopic and asset derecognizing and gain or loss recognition guidance that may exist in other US GAAP. An entity will be required to follow the amended guidance beginning in the period that it first adopts FAS 160 (now included in Subtopic 810-10). For those entities that have already adopted FAS 160, the amendments are effective at the beginning of the first interim or annual reporting period ending on or after December 15, 2009. The amendments should be applied retrospectively to the first period that an entity adopted FAS 160. The Company does not expect the provisions of ASU 2010-02 to have a material effect on the financial position, results of operations or cash flows of the Company.

Locate Technologies Inc.
Notes to the Financial Statements
(Expressed in Canadian Dollars)
For the years ended December 31, 2009 and 2008

2.	Summary of Significant Accounting Principles (continued)

In January 2010, the FASB issued Accounting Standards Update 2010-01, Equity (Topic 505): Accounting for Distributions to Shareholders with Components of Stock and Cash (A Consensus of the FASB Emerging Issues Task Force). This amendment to Topic 505 clarifies the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a limit on the amount of cash that will be distributed is not a stock dividend for purposes of applying Topics 505 and 260.  Effective for interim and annual periods ending on or after December 15, 2009, and would be applied on a retrospective basis. The Company does not expect the provisions of ASU 2010-01 to have a material effect on the financial position, results of operations or cash flows of the Company.

In December 2009, the FASB issued Accounting Standards Update 2009-17, Consolidations (Topic 810): Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities.  This Accounting Standards Update amends the FASB Accounting Standards Codification for Statement 167. The Company does not expect the provisions of ASU 2009-17 to have a material effect on the financial position, results of operations or cash flows of the Company.

In December 2009, the FASB issued Accounting Standards Update 2009-16, Transfers and Servicing (Topic 860): Accounting for Transfers of Financial Assets. This Accounting Standards Update amends the FASB Accounting Standards Codification for Statement 166. The Company does not expect the provisions of ASU 2009-16 to have a material effect on the financial position, results of operations or cash flows of the Company.

In October 2009, the FASB issued Accounting Standards Update 2009-15, Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing. This Accounting Standards Update amends the FASB Accounting Standard Codification for EITF 09-1. The Company does not expect the provisions of ASU 2009-15 to have a material effect on the financial position, results of operations or cash flows of the Company.

3.	Inventory

	2009	2008
	$	$
Raw materials	51,875	67,249
Work-in-process		10,454
Finished goods		3,173

	51,875	80,876

4.	Property and Equipment

		Accumulated	2009	2008
	Cost	Amortization	Net Book Value	Net Book Value
	$	$	$	$
Furniture and fixtures	6,606	5,435	1,171	1,463
Leasehold improvements	20,446	18,511	1,935	2,276
Computer equipment	27,836	23,257	4,579	6,543
Computer software	3,130	3,130	–	–
Shop equipment	7,500	6,067	1,433	1,792

	65,518	56,400	9,118	12,074

Locate Technologies Inc.
Notes to the Financial Statements
(Expressed in Canadian Dollars)
For the years ended December 31, 2009 and 2008

5.	Notes Payable

Commencing in December 2004, the Company issued short-term, unsecured promissory notes for cash proceeds.

	2009	2008
	$	$
Promissory note, unsecured, due February 11, 2010 bearing interest at 36% per annum. (2008: Promissory note unsecured, due March 14, 2009, non-interest bearing)	80,000	75,000

For the year ended December 31, 2009, interest expense of $26,777 (2008: $15,210) was charged to operations.

6.	Common Shares

a)	During the year ended December 31, 2009, the Company cancelled 13,903 shares.

b)
During the year ended December 31, 2008, the Company issued 2,079,069 common shares at $0.50US per share for total proceeds of $1,111,628 ($1,039,535US), including proceeds of $747,453 on share subscriptions previously received.

c)	During the year ended December 31, 2008, the Company cancelled 60,000 and refunded proceeds of $35,469 ($30,000US)

7.	Related Party Transactions/Balances

a)
As at December 31, 2009, the company is owed $39,337 from a related company. As at December 31, 2008, the Company is owed $29,802 from a related company. The President of the Company owns 26% and a shareholder of the Company owns 31% of this related company.

b)
For the year ended December 31, 2009, the Company incurred rent expense of $nil (2008: $8,128) to a company controlled by a director and significant shareholder of the Company.  As at December 31, 2009, the Company owes $25,010 (2008: $25,010) for expenses incurred on behalf of the Company.  The amounts are unsecured, non-interest bearing, and due on demand.

c)	During the year ended December 31, 2009, sales to a company controlled by a director and significant shareholder of the Company of $22,200 (2008: $49,684) were recorded as revenue.

d)	As at December 31, 2008, the Company is owed $28,752 from the President of the Company for subscription proceeds received.

Locate Technologies Inc.
Notes to the Financial Statements
(Expressed in Canadian Dollars)
For the years ended December 31, 2009 and 2008

8.	Contingency

In August 2008, the Company and two related companies with a common director, entered into a Settlement Agreement (the “Settlement Agreement”) with the New Brunswick Securities Commission (“NBSC”) relating to issuance and trading of the Company’s securities to residents of New Brunswick considered unauthorized by the NBSC. Pursuant to the terms of the Settlement Agreement, the Company shall:

(i)	be permanently barred from issuing securities to residents of New Brunswick, except as required to effect the Rescission Offer described below;

(ii)	be permanently barred from the use of any exemptions available under New Brunswick securities laws, except as required to effect the Rescission Offer described below;

(iii)	jointly offer, between the Company and the two related companies, a right of rescission and comply with any requests for a rescission and refund (the “Rescission Offer”);

(iv)	pay an administrative penalty of $60,000 ($40,000 paid during the year ended December 31, 2008, and $20,000 paid subsequently); and

(v)	jointly pay, between the Company and the two related companies, costs of investigation of $25,000 (the Company’s portion representing $8,334 was paid during the year ended December 31, 2008).

Pursuant to the Rescission Offer, the Company and the two related companies, shall comply with requests for a refund of funds from investors replying within the timeframe specified in the Rescission Offer. The amount of any refunds, previously advanced to the Company pursuant to private subscription agreements, which may be requested by investors cannot be reasonably estimated.

9.	Income Taxes

A reconciliation of the provision for income taxes at the federal statutory rate of 29% (2008: 29%) compared to the Company’s effective tax rate follows:

	2009	2008
	$	$
Statutory federal provision (benefit) from income taxes	6,130	(152,600)
Permanent difference	9,979	11,684
Rate change	-	18,436
Expiry of loss	216,630	189,500
Valuation allowance	(232,739)	(67,020)

Provision for income taxes	–	–

The Company utilizes the liability method of accounting for income taxes as set forth in SFAS No. 109, “Accounting for Income Taxes”. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates. A valuation allowance is recorded when it is more likely than not that some of the deferred tax assets will not be realized. The valuation allowance established against the deferred tax assets decreased by $234,444 and $67,020 for the years ended December 31, 2009 and 2008, respectively.

Locate Technologies Inc.
Notes to the Financial Statements
(Expressed in Canadian Dollars)
For the years ended December 31, 2009 and 2008

9.	Income Taxes (continued)

The tax effect of the significant temporary differences that would comprise tax assets and liabilities at year end are as follows:

	2009	2008
	$	$
Deferred tax assets:	25%	25%
Property and equipment	11,700	17,000
Operating losses carried forward	494,000	679,000

Total deferred tax assets	505,700	696,000

Valuation allowance	(505,700)	(696,000)

Net deferred tax assets	–	–

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. The amount of the deferred tax asset considered realizable could change materially in the near term based on future taxable income during the carry-forward period.

The Company has approximately $1,972,500 of losses available for Canadian income tax purposes to reduce taxable income of future years. The losses expire as follows:

2010	$565,000
2014	$353,000
2015	$220,000
2026	$116,000
2027	$195,000
2028	$490,000
2029	$33,000

Locate Technologies Inc.
Schedule of Selling, General and Administrative Expenses
For the Years Ended December 31, 2009, 2008 and 2007
(Expressed in Canadian Dollars)
(unaudited)

	2009	2008	2007
	$	$	$

Selling, General and Administrative

Advertising and promotion	57,464	77,806	55,343
Contract service	154,944	108,300	6,000
Interest and bank charges	10,130	25,045	3,310
Loss (gain) on foreign exchange	2,858	6,820	(169)
Office and administration	14,944	5,606	31,116
Professional fees	96,687	81,702	170,271
Rent and utilities	12,163	21,046	28,786
Salaries and related benefits	174,216	161,137	145,505
Travel	11,134	30,839	37,232

Total Selling, General and Administrative Expenses	534,540	518,301	477,394

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors of
Locate Technologies, Inc.

We have audited the accompanying balance sheets of Locate Technologies, Inc. as of December 31, 2008 and 2007 and the related statements of operations, cash flows and stockholders’ equity (deficit) for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of Locate Technologies, Inc., as of December 31, 2008 and 2007, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not attained profitable operations since inception and has a working capital deficit. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MANNING ELLIOTT LLP

Chartered Accountants
Vancouver, Canada
March 17, 2010

Locate Technologies, Inc.
Balance Sheets
(Expressed in Canadian Dollars)

	December 31,
	2008	2007
	$	$

ASSETS

Current Assets
Accounts receivable	117,683	30,912
Inventory (Note 3)	80,876	150,739
Due from related parties (Note 7)	58,554	228,058
Other current assets	2,560	-

Total Current Assets	259,673	409,709

Property and Equipment (Note 4)	12,074	11,903

Total Assets	271,747	421,612

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities
Bank indebtedness	78,855	1,261
Accounts payable	107,757	98,964
Accrued liabilities	1,500	1,569
Notes payable (Note 5)	75,000	80,000
Other current liabilities	-	2,248
Due to related parties (Note 7)	25,010	56,443

Total Liabilities	288,122	240,485

Continuance of Operations (Note 1)
Contingency (Note 8)

STOCKHOLDERS’ EQUITY (DEFICIT)

Common stock: Unlimited number authorized with no par value; 13,949,830
and 11,930,761 common shares issued and outstanding, respectively	3,538,815	2,462,656

Common stock subscribed	-	747,453

Donated capital	213,902	213,902

Deficit	(3,769,092)	(3,242,884)

Total Stockholders’ Equity (Deficit)	(16,375)	181,127

Total Liabilities and Stockholders’ Equity (Deficit)	271,747	421,612

(The accompanying notes are an integral part of the financial statements)

Locate Technologies, Inc.
Statements of Operations
(Expressed in Canadian Dollars)

	Years Ended December 31,
	2008	2007
	$	$

Revenues	260,788	403,262

Cost of Sales	168,455	133,289

Gross Profit	92,333	269,973

Operating Expenses
Selling, general and administrative (Schedule)	518,301	477,394
Research and development	12,000	–
Amortization	3,280	3,667

Total Operating Expenses	533,581	481,061

Loss From Operations	(441,248)	(211,088)

Other Expenses
Other expense (Note 8)	(68,334)	–
Interest expense	(16,626)	(36,005)

Net Loss	(526,208)	(247,093)

Net Loss Per Share – Basic and Diluted	$(0.04)	$(0.02)

Weighted Average Shares Outstanding	13,596,000	11,881,000

(The accompanying notes are an integral part of the financial statements)

Locate Technologies, Inc.
Statements of Cash Flows
(Expressed in Canadian Dollars)

	Years Ended December 31,
	2008	2007
	$	$

Operating Activities
Net loss	(526,208)	(247,093)

Adjustments to reconcile net loss to net cash used in operating activities:
Amortization	3,280	3,667

Change in operating assets and liabilities
Accounts receivable	(86,771)	(30,069)
Deferred financing cost	-	30,096
Inventory	69,863	(7,792)
Other current assets	(2,560)	-
Prepaid expenses	-	60
Accounts payable and accrued liabilities	8,724	(31,315)
Other current liabilities	(2,248)	373
Advances from related companies	169,504	49,433
Advances to related companies	(31,433)	(207,635)

Net Cash Used in Operating Activities	(397,849)	(440,275)

Investing Activities
Purchase of property and equipment	(3,451)	(265)

Net Cash Flows Used in Investing Activities	(3,451)	(265)

Financing Activities
Proceeds from bank indebtedness	77,594	–
Repayment of bank indebtedness	–	(4,391)
Proceeds from notes payable	155,000	320,000
Repayment of note payable	(160,000)	(320,000)
Proceeds from common stock subscriptions	–	340,000
Proceeds from issuance of common stock	328,706	104,931
Common stock re-purchased and cancelled	-	–

Net Cash Flows Provided by Financing Activities	401,300	440,540

Increase (Decrease) In Cash	–	–

Cash, Beginning of Period	–	–

Cash, End of Period	–	–

Supplemental Disclosures
Interest paid	18,151	39,314
Income taxes paid	–	–

(The accompanying notes are an integral part of the financial statements)

Locate Technologies, Inc.
Statement of Stockholders’ Equity (Deficit)
(Expressed in Canadian Dollars)

							Total
							Stockholders’
	Common Stock		Common Stock Subscribed		Donated		Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
	#	$	#	$	$	$	$

Balance – December 31, 2006	11,753,859	2,357,725	693,547	407,453	213,902	(2,995,791)	(16,711)

Issuance of common shares	190,000	104,931	(125,000)	(70,000)	–	–	34,931

Subscription for common shares	–	–	821,659	410,000	–	–	410,000

Redemption/cancellation of
common shares	(13,098)	–	–	–	–	–	–
Net loss for the year	–	–	–	–	–	(247,093)	(247,093)

Balance – December 31, 2007	11,930,761	2,462,656	1,390,206	747,453	213,902	(3,242,884)	181,127

Issuance of common shares	2,079,069	1,111,628	(1,390,206)	(747,453)	–	–	364,175

Redemption/cancellation of
common shares	(60,000)	(35,469)	–	–	–	–	(35,469)
Net loss for the year	–	–	–	–	–	(526,208)	(526,208)

Balance – December 31, 2008	13,949,830	3,538,815	–	–	213,902	(3,769,092)	(16,375)

(The accompanying notes are an integral part of the financial statements)

Locate Technologies Inc.
Notes to the Financial Statements
(Expressed in Canadian Dollars)
For the years ended December 31, 2008 and 2007

1.	Nature of Business and Continuance of Operations

Locate Technologies, Inc. (“the Company”) was incorporated under the Business Corporations Act in the Province of Alberta on May 30, 2000 and commenced operations on January 1, 2001. The Company is based in Edmonton, Alberta, Canada and provides proprietary wireless internet solutions to various automatic meter reading (AMR) markets. The Company’s AMR solution employs specialized hardware and software that has residential and commercial applications.

At December 31, 2008, the Company has an accumulated deficit of $3,769,092 since inception and a working capital deficiency of $28,449. The Company plans to generate sufficient cash flow from sales to meet its long-term requirements; however, the Company needs additional financing to carry out its business plan. No commitments to provide additional funds have been made by management or shareholders. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to the Company. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that may be required should the Company be unable to continue as a going concern.

In August 2008, the Company and two related companies with a common director, entered into a Settlement Agreement (the “Settlement Agreement”) with the New Brunswick Securities Commission (“NBSC”) relating to issuance and trading of the Company’s securities to residents of New Brunswick considered unauthorized by the NBSC. Refer to Note 8.

The Company plans to file an amended F-1 Registration Statement (“F-1”) with the United States Securities and Exchange Commission to register 11,322,463 shares of common stock for resale by existing shareholders of the Company at $1.00 per share until the shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices. Also pursuant to the F-1, the Company plans to offer up to 500,000 common shares at a price of $1.00 per share for maximum proceeds of $500,000 to the Company.

2.	Summary of Significant Accounting Principles

a)	Basis of Presentation
These financial statements and notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in Canadian dollars. The Company’s year end is December 31.

b)	Cash and Cash Equivalents
The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

c)	Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Areas where significant estimates have been applied include the recoverability of property and equipment. The Company regularly evaluates estimates and assumptions related to valuation of accounts receivable, inventory, property and equipment, and deferred income tax. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Locate Technologies Inc.
Notes to the Financial Statements
(Expressed in Canadian Dollars)
For the years ended December 31, 2008 and 2007

2.	Summary of Significant Accounting Principles (continued)

d)	Inventory
Inventory consists primarily of hardware components and is valued at the lower of cost and net realizable value. Cost is determined on a first-in, first-out basis.

e)	Property and Equipment
Property and equipment is recorded at cost and amortized using the declining balance method. Half amortization is taken in the year of acquisition and none in the year of disposal. The annual amortization rates are as follows:
Furniture and fixtures	20%
Computer equipment	30%
Computer software	100%
Shop equipment	30%

Amortization of leasehold improvements is recorded on a straight-line basis over the remaining term of the lease plus the first renewal option, being a total term of six and one-half years.

f)	Research and Development Costs
Research and development costs related to the enhancement of existing modems and computer products are charged to operations as incurred until technological feasibility in the form of a working model has been established. The time period between the establishment of technological feasibility and completion of product development is expected to be short, therefore the Company has not capitalized product development costs during the respective periods. For the year ended December 31, 2008, the Company incurred $12,000 (2007: $nil) of research and development costs.

g)	Basic and Diluted Net Income (Loss) Per Share
The Company computes net income (loss) per share in accordance with SFAS No. 128, “Earnings per Share” (“SFAS 128”). SFAS 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive. The Company has no dilutive potential shares.

h)	Revenue Recognition
The Company recognizes revenue from the sale of products and services in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104 (“SAB 104”), “Revenue Recognition in Financial Statements.” Revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed or products shipped, and collectability is reasonably assured.

The Company will recognize revenue from licensing its products in accordance with AICPA Statement of Position No. 97-2, as amended, “Software Revenue Recognition” and SAB 104. Revenue from licensing its products is recognized when persuasive evidence of an arrangement exists, the price is fixed or determinable, collection of the resulting receivable is probable, and returns can be reasonably estimated. The Company does not provide maintenance or service on the sale of its products. This policy is prospective in nature as the Company has not generated any licensing revenues.

Locate Technologies Inc.
Notes to the Financial Statements
(Expressed in Canadian Dollars)
For the years ended December 31, 2008 and 2007

2.	Summary of Significant Accounting Principles (continued)

i)	Allowance for Bad Debts
The Company continually monitors timely payments and assesses any collection issues. The allowance for its bad debts is based on the Company’s detailed assessment of the collectability of specific customer accounts. Any significant customer accounts that are not expected to be collected are excluded from revenues.

j)	Comprehensive Income
SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive income and its components in the financial statements. The Company has no items that represent comprehensive income for any of the periods presented and, therefore, has not included a schedule of comprehensive income in these financial statements.

k)	Long-Lived Assets
In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life.

Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

l)	Foreign Currency
The Company’s functional and reporting currency is the Canadian dollar. Foreign currency transactions and balances are translated in accordance with SFAS, No. 52 “Foreign Currency Translation”. Transactions undertaken in a currency other than the Canadian dollar are remeasured into Canadian dollars using exchange rates at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are remeasured at each balance sheet date at the exchange rate prevailing at the balance sheet date. Gains and losses arising on remeasurement or settlement of foreign currency denominated transactions or balances are included in the determination of income. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

m)	Financial Instruments and Concentrations
Financial instruments consist of accounts receivable, other current assets and liabilities, accounts payable and accrued liabilities, bank indebtedness, notes payable and advances due to and from related parties. The fair values of these financial instruments were estimated to approximate their carrying values due to their immediate or short-term maturity. The Company does not use derivative instruments to reduce its exposure to foreign currency risk.

The Company’s products are primarily sold to utility companies located throughout North America. For the years ended December 31, 2008, and 2007, sales to two customers represented approximately 64%, and 58% of total revenues, respectively.

Locate Technologies Inc.
Notes to the Financial Statements
(Expressed in Canadian Dollars)
For the years ended December 31, 2008 and 2007

2.	Summary of Significant Accounting Principles (continued)

n)	Income taxes
Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 “Accounting for Income Taxes” as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

o)	Advertising
The Company charges to operations the costs of advertising as incurred. For the years ended December 31, 2008, and 2007, advertising expense was $37,751, and $29,660 respectively.

p)	Share Issuance Costs
Costs incurred in connection with raising equity capital and shares are initially capitalized until the equity is issued and then deducted from proceeds when received.

q)	Shipping and Handling Costs
The Company’s shipping and handling costs are included in cost of sales.

r)	Recent Accounting Pronouncements
In June 2008, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities”. FSP EITF 03-6-1 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting, and therefore need to be included in the computation of earnings per share under the two-class method as described in FASB Statement of Financial Accounting Standards No. 128, “Earnings per Share.” FSP EITF 03-6-1 is effective for financial statements issued for fiscal years beginning on or after December 15, 2008 and earlier adoption is prohibited. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

In March 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment to FASB Statement No. 133”.  SFAS No. 161 is intended to improve financial standards for derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows. Entities are required to provide enhanced disclosures about: (a) how and why an entity uses derivative instruments; (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations; and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows.  It is effective for financial statements issued for fiscal years beginning after November 15, 2008, with early adoption encouraged.  The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

In December 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 141R, “Business Combinations”.  This statement replaces SFAS 141 and defines the acquirer in a business combination as the entity that obtains control of one or more businesses in a business combination and establishes the acquisition date as the date that the acquirer achieves control. SFAS 141R requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date. SFAS 141R also requires the acquirer to recognize contingent consideration at the acquisition date, measured at its fair value at that date. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is prohibited. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

Locate Technologies Inc.
Notes to the Financial Statements
(Expressed in Canadian Dollars)
For the years ended December 31, 2008 and 2007

2.	Summary of Significant Accounting Principles (continued)

r)	Recent Accounting Pronouncements (continued)
In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements Liabilities –an Amendment of ARB No. 51”.  This statement amends ARB 51 to establish accounting and reporting standards for the Noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is prohibited. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

The Company does not expect the adoption of any other recently issued accounting pronouncements to have a material effect on the Company’s financial statements.

3.	Inventory

	200	2007
	$	$
Raw materials	67,249	127,502
Work-in-process	10,454	21,241
Finished goods	3,173	1,996

	80,876	150,739

4.	Property and Equipment

		Accumulated	2008	2007
	Cost	Amortization	Net Book Value	Net Book Value
	$	$	$	$
Furniture and fixtures	6,606	5,143	1,463	1,830
Leasehold improvements	20,446	18,170	2,276	2,677
Computer equipment	27,836	21,293	6,543	5,156
Computer software	3,130	3,130	–	–
Shop equipment	7,500	5,708	1,792	2,240

	65,518	53,444	12,074	11,903

5.	Notes Payable

Commencing in December 2004, the Company issued short-term, unsecured promissory notes for cash proceeds.

	2008	2007
	$	$
Promissory note, unsecured, due March 14, 2009, non-interest bearing (2007: Promissory note unsecured, due March 14, 2008 bearing interest and loan fees totaling $8,400)	75,000	80,000

For the year ended December 31, 2008, interest expense of $15,210 (2007: $31,222) was charged to operations.

Locate Technologies Inc.
Notes to the Financial Statements
(Expressed in Canadian Dollars)
For the years ended December 31, 2008 and 2007

6.	Common Shares

a)
During the year ended December 31, 2008, the Company issued 2,079,069 common shares at $0.50US per share for total proceeds of $1,111,628 ($1,039,535US), including proceeds of $747,453 on share subscriptions previously received.

b)	During the year ended December 31, 2008, the Company cancelled 60,000 and refunded proceeds of $35,469 ($30,000US)
c)
During the year ended December 31, 2007, the Company issued 190,000 common shares at $0.50US per share for total proceeds of $104,931 ($95,000US), including proceeds of $70,000 on share subscriptions previously received.

d)
During the year ended December 31, 2007, the Company received subscriptions for 821,659 common shares at $0.50US per share for total proceeds of $410,000 ($410,830US). These common shares were issued in 2008.

e)	During the year ended December 31, 2007, the Company cancelled 13,908 shares.

7.      Related Party Transactions/Balances

a.
During the year, the Company paid management fees of $nil to a company controlled by a shareholder and director of the Company (2007: $nil). The related company owns 4,500,000 common shares, or approximately 32%, of the Company.

b.	As at December 31, 2008, the Company is owed $28,752 (2007: $228,058) from the President of the Company for subscription proceeds received.
c.
As at December 31, 2008, the Company is owed $29,802 from a related company. As at December 31, 2007, the company owed $31,433 to this related company. The President of the Company owns 26% and a shareholder of the Company owns 31% of this related company.

d.
For the year ended December 31, 2008, the Company incurred rent expense of $8,128 (2007: $18,000) to a company controlled by a director and significant shareholder of the Company.  As at December 31, 2008, the Company owes $25,010 (2007: $25,010) for expenses incurred on behalf of the Company.  The amounts are unsecured, non-interest bearing, and due on demand.

e.	During the year ended December 31, 2008, sales to a company controlled by a director and significant shareholder of the Company of $49,684 (2007: $64,215) were recorded as revenue.
f.	As at December 31, 2008, the Company has accounts receivable of $1,225 (2007: $nil) from a company controlled by a director and significant shareholder of the Company.

8.      Contingency

In August 2008, the Company and two related companies with a common director, entered into a Settlement Agreement (the “Settlement Agreement”) with the New Brunswick Securities Commission (“NBSC”) relating to issuance and trading of the Company’s securities to residents of New Brunswick considered unauthorized by the NBSC. Pursuant to the terms of the Settlement Agreement, the Company shall:

(i)	be permanently barred from issuing securities to residents of New Brunswick, except as required to effect the Rescission Offer described below;
(ii)	be permanently barred from the use of any exemptions available under New Brunswick securities laws, except as required to effect the Rescission Offer described below;
(iii)	jointly offer, between the Company and the two related companies, a right of rescission and comply with any requests for a rescission and refund (the “Rescission Offer”);
(iv)	pay an administrative penalty of $60,000 ($40,000 paid during the year ended December 31, 2008, and $20,000 paid subsequently); and
(v)	jointly pay, between the Company and the two related companies, costs of investigation of $25,000 (the Company’s portion representing $8,334 was paid during the year ended December 31, 2008).

Locate Technologies Inc.
Notes to the Financial Statements
(Expressed in Canadian Dollars)
For the years ended December 31, 2008 and 2007

8.      Contingency (continued)

Pursuant to the Rescission Offer, the Company and the two related companies, shall comply with requests for a refund of funds from investors replying within the timeframe specified in the Rescission Offer. The amount of any refunds, previously advanced to the Company pursuant to private subscription agreements, which may be requested by investors cannot be reasonably estimated.

9.      Income Taxes

A reconciliation of the provision for income taxes at the federal statutory rate of 29% (2007: 29.5%) compared to the Company’s effective tax rate follows:

	2008	2007
	$	$

Statutory federal provision (benefit) from income taxes	(152,600)	(72,892)
Permanent difference	11,684	4,607
Rate change	18,436	253,336
Expiry of loss	189,500	–
Valuation allowance	(67,020)	(185,051)

Provision for income taxes	–	–

The Company utilizes the liability method of accounting for income taxes as set forth in SFAS No. 109, “Accounting for Income Taxes”. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates. A valuation allowance is recorded when it is more likely than not that some of the deferred tax assets will not be realized. The valuation allowance established against the deferred tax assets decreased by $67,000 and $185,000 for the years ended December 31, 2008 and 2007, respectively.

The tax effect of the significant temporary differences that would comprise tax assets and liabilities at year end are as follows:

	2008	2007
	$	$
Deferred tax assets:	25%	25%
Property and equipment	17,000	16,000
Operating losses carried forward	679,000	747,000

Total deferred tax assets	696,000	763,000

Valuation allowance	(696,000)	(763,000)

Net deferred tax assets	–	–

Locate Technologies Inc.
Notes to the Financial Statements
(Expressed in Canadian Dollars)
For the years ended December 31, 2008 and 2007

9.      Income Taxes (Continued)

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. The amount of the deferred tax asset considered realizable could change materially in the near term based on future taxable income during the carryforward period.

The Company has approximately $2,716,000 of losses available for Canadian income tax purposes to reduce taxable income of future years. The losses expire as follows:

2009	$747,000
2010	$565,000
2014	$355,000
2015	$220,000
2026	$112,000
2027	$231,000
2028	$486,000

Locate Technologies, Inc.
Schedule of Selling, General and Administrative Expenses
For the Years Ended December 31, 2008 and 2007
(Expressed in Canadian Dollars)
(unaudited)

	2008	2007
	$	$

Selling, General and Administrative

Advertising and promotion	77,806	55,343
Contract service	108,300	6,000
Interest and bank charges	25,045	3,310
Loss (gain) on foreign exchange	6,820	(169)
Management fees	-	-
Office and administration	5,606	31,116
Professional fees	81,702	170,271
Rent and utilities	21,046	28,786
Salaries and related benefits	161,137	145,505
Travel	30,839	37,232

Total Selling, General and Administrative Expenses	518,301	477,394

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Through and including _______________________, 2010 (the 90th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealers obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II.  Information Not Required in Prospectus

Item 6.                      Indemnification of Directors and Officers

The Articles of Association of Locate Technologies (the ACompany@) provide that every director or officer, former director or officer, or person who acts or acted at the Company=s request, as a director or officer of the Company, in the absence of any dishonesty on the part of such person, shall be indemnified by the Company against, and it shall be the duty of the directors out of the funds of the Company to pay, all costs, losses and expenses, including an amount paid to settle an action or claim or satisfy a judgment, that such director, officer or person may incur or become liable to pay in respect of any claim made against such person or civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director or officer of the Company, whether the Company is a claimant or party to such action or proceeding or otherwise; and the amount for which such indemnity is proved shall immediately attach as a lien on the property of the Company and have priority as against the shareholders over all other claims.

The Articles of Association further provides that no director or officer, former director or officer, or person who acts or acted at the Company’s request, as a director or officer of the Company, in the absence of any dishonesty on such person=s party, shall be liable for the acts, receipts, neglects or defaults of any other director, officer or such person, or for joining in any receipt or other act for conformity, or for the loss, damage or expense happening to the Company through the insufficiency or deficiency of title to any property acquired for or on behalf of the Company, or through the insufficiency or deficiency of any security in or upon which any of the funds of the Company are invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts or any person with whom any funds, securities or effects are deposited, or for any loss occasioned by error of judgment or oversight on the part of such person, or for any other loss, damage or misfortune whatsoever which happens in the execution of the duties of such person or in relation thereto.

Item 7.                      Recent Sales of Unregistered Securities

We have not sold any unregistered securities in the last three years.

Item 8.                      Exhibits

Exhibit No.	Document Description

3.1*	Articles of Incorporation
3.2*	Bylaws
5.1	Legal Opinion of The Law Office of Conrad C. Lysiak, P.S.
8.1	Tax Opinion of The Law Office of Conrad C. Lysiak, P.S.
10.1*	Contract Management Agreement
10.2*	Employment Agreement
10.3*	Agreement between Optimum Instruments Inc. and Locate Technologies
10.4*	Management Agreement
23.1	Consent of M&K CPAs, PLLC
23.2	Consent of Manning Elliott, Chartered Accountants
23.3	Consent of The Law Office of Conrad C. Lysiak, P.S.
99.1*	Subscription Agreement

*           Previously filed.

Item 9.                      Undertakings

             The undersigned registrant hereby undertakes :

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering.

(5)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use .

(6)
Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 6 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(7)
That for the purposes of determining liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8)
That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof .

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form F-1/A-11 and has duly caused this amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edmonton, Province of Alberta, on this 30th day of September, 2010.

LOCATE TECHNOLOGIES INC.
Registrant

By:	LORNE DREVER
Lorne Drever
President, Chief Executive Officer, Treasurer, Principal Accounting Officer and Chief Financial Officer and a Member of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, this amended Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

LORNE DREVER	President, Chief Executive Officer, Treasurer	September 30, 2010
Lorne Drever	Principal Accounting Officer, Chief Financial
Officer and a member of the Board of Directors

KEN SMELQUIST	Vice President of Technology	September 30, 2010
Ken Smelquist

EXHIBIT INDEX

Exhibit No.	Document Description

3.1*	Articles of Incorporation
3.2*	Bylaws
5.1	Legal Opinion of The Law Office of Conrad C. Lysiak, P.S.
8.1	Tax Opinion of The Law Office of Conrad C. Lysiak, P.S.
10.1*	Contract Management Agreement
10.2*	Employment Agreement
10.3*	Agreement between Optimum Instruments Inc. and Locate Technologies
10.4*	Management Agreement
23.1	Consent of M&K CPAs, PLLC
23.2	Consent of Manning Elliott, Chartered Accountants
23.3	Consent of The Law Office of Conrad C. Lysiak, P.S.
99.1*	Subscription Agreement

*           Previously filed.